As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANDRIDGE ENERGY, INC.*

(Exact name of Registrant as specified in its Charter)

Delaware	1311	20-8084793
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102

(405) 429-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tom L. Ward

Chairman, Chief Executive Officer and President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(405) 429-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

(202) 662-6000

Attn: David H. Engvall, Esq.

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
*	Includes certain subsidiaries of SandRidge Energy, Inc. identified below.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.750% Senior Notes due 2020	$450,000,000	100%	$450,000,000(1)	$32,085(2)
Guarantees of 8.750% Senior Notes due 2020	N/A	N/A	N/A	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the rules and regulations under the Securities Act.
(2)	Calculated based upon the book value of the securities to be received by the Registrant in the exchange in accordance with Rule 457(f)(2).
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to guarantees of the securities being registered.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL GUARANTOR REGISTRANTS*

Exact Name of Additional Registrant as Specified in its Charter	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employee Identification No.
SandRidge Onshore, LLC	Delaware	1311	47-0953489
Lariat Services, Inc.	Texas	1311	75-2500702
SandRidge Operating Company	Texas	1311	75-2541245
Integra Energy, L.L.C.	Texas	1311	75-2887527
SandRidge Exploration and Production, LLC	Delaware	1311	87-0776535
SandRidge Tertiary, LLC	Texas	1311	20-1918006
SandRidge Midstream, Inc.	Texas	1311	75-2541148
SandRidge Offshore, LLC	Delaware	1311	11-3758786
SandRidge Holdings, Inc.	Delaware	1311	20-5878401

*	Each Guarantor has the same principal executive office and agent for service as SandRidge Energy, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2010

PROSPECTUS

SandRidge Energy, Inc.

Offer to Exchange $450,000,000 of 8.750% Senior Notes due 2020

We are offering to exchange, on the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, 8.750% Senior Notes due 2020 that we will register under the Securities Act of 1933, as amended (the “Securities Act”), for all of our outstanding unregistered 8.750% Senior Notes due 2020. We refer to these registered notes as the “new notes” and all outstanding unregistered 8.750% Senior Notes due 2020 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

We are offering the new notes in order to satisfy our obligations under the registration rights agreement entered into in connection with the private placement of the old notes. In the exchange offer, we will exchange an equal principal amount of new notes that are freely tradable for all old notes that are validly tendered and not validly withdrawn. The exchange offer expires at 5:00 p.m., Eastern time, on                     , 2010, unless extended. You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer and, if not previously accepted for exchange, after                     , 2010. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the exchange offer.

The exchange offer is subject to the conditions discussed under “The Exchange Offer–Conditions to the Exchange Offer,” including, among other things, the effectiveness of the registration statement of which this prospectus forms a part.

The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. We will not receive any proceeds from the exchange offer.

The old notes are, and the new notes will be, unconditionally guaranteed, jointly and severally, on an unsecured basis, by our material existing and future domestic restricted subsidiaries.

The new notes are being issued under the indenture under which we previously issued the old notes and the terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes.

The new notes will not be listed on any national securities exchange. Currently, there is no public market for the old notes. As of the date of this prospectus, $450 million in aggregate principal amount of old notes are outstanding.

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The information incorporated herein by reference is available without charge to holders upon written or oral request to: SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Corporate Secretary, (405) 429-5500. In order to ensure timely delivery of such documents, holders must request this information no later than five days before the date they must make their investment decision. The exchange offer is expected to expire on                     , 2010 and you must make your exchange decision by the expiration date. Accordingly, any request for documents should be made by                     , 2010 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”) (File No. 001-33784) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov. You may read and copy any document we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of filing of the initial registration statement relating to the offering of the new notes and prior to the termination of such offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010, which were filed with the SEC on May 7, 2010 and August 9, 2010, respectively;

•

Our Current Report on Form 8-K/A filed with the SEC on March 8, 2010 and Current Reports on Form 8-K filed with the SEC on each of April 5, 2010 (two filings), April 28, 2010, May 28, 2010, June 2, 2010, June 8, 2010 and July 16, 2010;

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2010.

You may request a copy of these filings at no cost by writing or telephoning us at the address and telephone number below. We will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Please direct requests for documents incorporated by reference to:

Philip T. Warman

Corporate Secretary

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102-6406

(405) 429-5500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. In order to ensure timely delivery of documents, holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by                     , 2010 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. These forward-looking statements include statements about our projections and estimates concerning capital expenditures, our liquidity and capital resources, effects of the acquisition of Arena Resources, Inc. (“Arena”) on our financial condition and financial results, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes and elements of our business strategy. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations, assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company, business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed under the heading “Risk Factors” in this prospectus and those that are summarized below:

•	the volatility of oil and natural gas prices;

•	uncertainties in estimating oil and natural gas reserves;

•	the need to replace the oil and natural gas reserves we produce;

•	our ability to execute our growth strategy by drilling wells as planned;

•	the need to drill productive, economically viable oil and natural gas wells;

•	cash requirements for capital expenditures and availability and terms of capital;

•	risks and liabilities associated with acquired properties and our ability to integrate acquisitions, including Arena;

•	amount, nature and timing of capital expenditures, including future development costs, required to develop the West Texas Overthrust (“WTO”), the Permian Basin and other undeveloped areas;

•	concentration of operations in west Texas;

•	economic viability of WTO production with high CO2 content;

•	availability of natural gas production for our midstream services operations;

•	limitations of seismic data;

•	risks associated with drilling oil and natural gas wells;

•	availability of satisfactory oil and natural gas marketing and transportation;

•	substantial existing indebtedness;

•	limitations on operations resulting from debt restrictions and financial covenants;

•	potential financial losses or earnings reductions from commodity derivatives;

•	competition in the oil and gas industry;

•	general economic conditions, either internationally or domestically or in the jurisdictions in which we operate;

•	costs to comply with current and future governmental regulation of the oil and gas industry, including environmental, health and safety laws and regulations; and

•	the need to maintain adequate internal control over financial reporting.

iii

PROSPECTUS SUMMARY

The following summary may not contain all of the information you should consider before investing in the new notes and should be read in conjunction with the more detailed information, financial statements and related notes appearing elsewhere in or incorporated by reference in this prospectus. References in this prospectus to “SandRidge,” the “Company,” “we,” “our,” or “us,” refer to SandRidge Energy, Inc. and its subsidiaries on a consolidated basis, unless otherwise indicated or the context requires otherwise.

Our Company

We are an independent oil and natural gas company concentrating on exploration, development and production activities related to the exploitation of our significant holdings in west Texas. Our primary areas of focus are the WTO and the Permian Basin. The WTO is a natural gas-prone geological region where we have operated since 1986. The WTO includes the Piñon gas field. Additionally, we focus on the exploration, development and production of our oil properties in the Permian Basin, including properties acquired in December 2009 from Forest Oil Corporation and one of its subsidiaries (collectively, “Forest”) and properties formerly owned by Arena, which we acquired in July 2010. We also operate interests in the Mid-Continent, Cotton Valley Trend in east Texas, Gulf Coast and Gulf of Mexico.

Our principal executive offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 and our telephone number is (405) 429-5500. Our website is http://www.sandridgeenergy.com.

The Exchange Offer

On December 16, 2009, we completed a private placement of the outstanding, unregistered old notes. In connection with that issuance, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete the exchange offer. The following is a summary of the exchange offer. See “The Exchange Offer” on page 28 for a full description of the terms of the exchange offer.

Old Notes	Our 8.750% Senior Notes due 2020, which were issued on December 16, 2009.

New Notes	Our 8.750% Senior Notes due 2020. The terms of the new notes are identical to the terms of the old notes, except that the transfer restrictions, the registration rights and provisions for additional interest relating to the old notes do not apply to the new notes.

The Exchange Offer	We are offering to exchange up to $450.0 million aggregate principal amount of our new notes, which will be registered under the Securities Act, for up to $450.0 million aggregate principal amount of our old notes, on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to as the “exchange offer.” You may tender old notes only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The old notes we are offering to exchange hereby were issued under an indenture dated as of December 16, 2009.

Resale of New Notes	Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offer in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are acquiring the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•	you are not an affiliate of ours, as such term is defined in Rule 405 under the Securities Act; and

•	you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes, unless an exemption therefrom is applicable to you.

Broker-dealers that acquired the old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.

Consequences If You Do Not Exchange Your Old Notes	Old notes that are not tendered in the exchange offer or that are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:

•	an exemption from the registration requirements of the Securities Act is available to you;

•	we register the resale of old notes under the Securities Act; or

•	the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.

After the completion of the exchange offer, we will no longer have an obligation to register the old notes, except in limited circumstances.

Expiration Date	The exchange offer will expire at 5:00 p.m., Eastern time, on , 2010, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement we entered into in connection with the issuance of the old notes does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would not be permissible under applicable law or SEC policy. The exchange offer is also conditioned upon the effectiveness of this registration statement and certain other customary conditions, as discussed in “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:

•

either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent’s message from The Depository Trust Company, or DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;

•	your old notes, either by tendering them in certificated form or by timely confirmation of book-entry transfer through DTC; and

•	all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer. If you hold old notes through DTC, you must comply with its standard for electronic tenders, by which you will agree to be bound by the letter of transmittal.

There is no procedure for guaranteed late delivery of the old notes.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

•	you will be acquiring the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•	you are not an affiliate of ours, as such term is defined in Rule 405 under the Securities Act; and

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.

See “The Exchange Offer—Terms of the Exchange” and “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Holders

If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender your old notes in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Withdrawal Rights	You may withdraw your tender of old notes at any time prior to 5:00 p.m., Eastern time, on the expiration date and, if not previously accepted for exchange, after , 2010. Any withdrawn old notes will be credited to the tendering holder’s account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the exchange offer.

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes we will accept any and all old notes that you validly tender in the exchange offer before 5:00 p.m., Eastern time, on the expiration date of the exchange offer. We will return any old note that we do not accept for exchange, without expense, promptly after the expiration date. We will deliver the new notes promptly after the expiration date and acceptance of the old notes for exchange. Please read “The Exchange Offer—Terms of the Exchange Offer.”

U.S. Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.

Fees and Expenses	We will pay all of our expenses related to the exchange offer.

Accounting Treatment	We will record the new notes in our accounting records at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Exchange Agent	We have appointed Wells Fargo Bank, National Association, as exchange agent for the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth below under “The Exchange Offer—Exchange Agent.”

The New Notes

The form and terms of the new notes are the same as the form and terms of the old notes, except that:

•	the new notes will be registered under the Securities Act and will therefore not bear legends restricting their transfer; and

•

specified rights under the registration rights agreement we entered into in connection with the issuance of the old notes, including provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.

The new notes will evidence the same indebtedness as the old notes for which they will be exchanged and will rank equally with the old notes. The same indenture will govern both the old notes and the new notes. Unless the context otherwise requires, when we refer to the old notes, we also refer to the guarantees associated with the old notes, and when we refer to the new notes, we also refer to the guarantees associated with the new notes.

The following is a brief summary of the material terms of the new notes. For a more complete description of the terms of the new notes, please read “Description of the Notes” below.

Issuer	SandRidge Energy, Inc.

Securities Offered	$450,000,000 aggregate principal amount of 8.750% Senior Notes Due 2020.

The new notes are being offered under an indenture dated as of December 16, 2009, pursuant to which we previously issued the old notes.

Maturity Date	January 15, 2020

Interest Payment Dates	Interest is payable semi-annually in cash in arrears on January 15 and July 15 of each year. Interest accrued through the expiration date of the exchange offer on old notes that are exchanged for new notes will be paid to holders of record of the new notes on the next regular payment date.

Guarantees	The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing material subsidiaries and by certain of our future domestic restricted subsidiaries.

Ranking	The new notes and guarantees will be our and the guarantors’ senior unsecured obligations and will:

•	rank equally in right of payment with all our and the guarantors’ existing and future senior indebtedness;

•	rank senior in right of payment to all our and the guarantors’ existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to all our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our subsidiaries that are not also a guarantor of the new notes.

Optional Redemption	We may redeem the notes, in whole or in part, prior to their maturity at the redemption prices described in this prospectus. Please see “Description of the Notes—Optional Redemption.” The new notes will not be subject to any sinking fund provision.

Change of Control	If we experience specific kinds of changes of control, we must offer to repurchase all of the new notes at 101% of their principal amount, plus accrued and unpaid interest, if any to the repurchase date.

Covenants	The indenture governing the notes contains restrictive covenants. For a more detailed description, please see “Description of Notes—Certain Covenants.”

Risk Factors

Prospective investors should carefully consider all of the information set forth or incorporated by reference in this prospectus. Investing in the new notes involves substantial risk and investors should evaluate the specific factors set forth under “Risk Factors” beginning on page 7 for a discussion of risks involved with an investment in the new notes.

RISK FACTORS

You should carefully consider these risk factors together with the other information included or incorporated by reference in this prospectus in evaluating us, our business and your participation in the exchange offer, which could materially affect our business, financial condition or future results.

Risks Related to Our Business

Oil and natural gas prices are volatile, and a decline in oil and natural gas prices could significantly affect our financial results and impede our growth.

Our revenues, profitability and cash flow depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile. Even relatively modest drops in prices can significantly affect our financial results and impede our growth. Changes in oil and natural gas prices have a significant impact on the value of our reserves and on our cash flow. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas and a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of oil and natural gas;

•	the price of foreign imports;

•	worldwide economic conditions;

•	political and economic conditions in oil producing regions, including the Middle East and South America;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the level of consumer product demand;

•	weather conditions, including hurricanes and tropical storms in and around the Gulf of Mexico;

•	technological advances affecting energy consumption;

•	availability of pipeline infrastructure, treating, transportation and refining capacity;

•	domestic and foreign governmental regulations and taxes; and

•	the price and availability of alternative fuels.

Lower oil and natural gas prices, such as those experienced in recent periods, may not only decrease our revenues on a per share basis, but also may reduce the amount of oil and natural gas that we can produce economically and, therefore, could have a material adverse effect on our financial condition and results of operations. This also may result in our having to make substantial downward adjustments to our estimated proved reserves.

Future price declines may result in further reductions of the asset carrying values of our oil and natural gas properties.

We utilize the full cost method of accounting for costs related to our oil and natural gas properties. Under this accounting method, all costs for both productive and nonproductive properties are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the unit-of-production method. However, the amount of these costs that can be carried as capitalized assets is subject to a ceiling, which limits such pooled costs to the aggregate of the present value of future net revenues of proved oil and natural gas reserves attributable to proved properties, discounted at 10%, plus the lower of cost or market value of unevaluated properties. The full cost ceiling is evaluated at the end of each quarter using the most recent 12-month average prices for oil and natural gas, adjusted for the impact of derivatives accounted for as cash flow hedges. In the event any of our derivatives are accounted for as cash flow hedges, the impact of these derivative contracts will be included in the determination of our full cost ceiling.

Our ceiling limitation as of December 31, 2009 resulted in a non-cash impairment charge of $388.9 million. Further declines in oil and natural gas prices, without other mitigating circumstances, could result in additional losses of future net revenues, including losses attributable to quantities that cannot be economically produced at lower prices, which could cause us to make additional write-downs of capitalized costs of our oil and natural gas properties and non-cash charges against future earnings. The amount of such future write-downs and non-cash charges could be substantial.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business.

As of June 30, 2010, our total indebtedness was approximately $2.8 billion, and we had preferred stock outstanding with an aggregate liquidation preference of $465.0 million. Our substantial level of indebtedness and preferred stock outstanding increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our indebtedness, combined with our lease and other financial obligations and contractual commitments, could have other important consequences to us. For example, it could:

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness prevents us from pursuing; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations.

Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and present value of our reserves. Our current estimates of reserves could change, potentially in material amounts, in the future.

The process of estimating oil and natural gas reserves is complex and inherently imprecise. It requires interpretations of available technical data and many assumptions, including assumptions relating to production rates and economic factors such as oil and natural gas prices, drilling and operating expenses, capital expenditures and availability of funds. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in our Annual Report on Form 10-K for the year ended December 31, 2009.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in our Annual Report on Form 10-K for the year ended December 31, 2009, which in turn could have a negative effect on the value of our assets. In addition, from time to time in the future, we may adjust estimates of proved reserves, potentially in material amounts, to reflect production history, results of exploration and development, oil and natural gas prices and other factors, many of which are beyond our control.

The present value of future net cash flows from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

We base the estimated discounted future net cash flows from our proved reserves on 12-month average prices and costs. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

•	actual prices we receive for oil and natural gas;

•	the accuracy of our reserve estimates;

•	the actual cost of development and production expenditures;

•	the amount and timing of actual production;

•	supply of and demand for oil and natural gas; and

•	changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, we use a 10% discount factor when calculating discounted future net cash flows, which may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and gas industry in general.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

Our potential drilling location inventories are scheduled over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

As of December 31, 2009, 610 of our approximately 12,100 identified potential future well locations and 992 of Arena’s approximately 4,302 identified potential future well locations, respectively, were attributed to proved undeveloped reserves. These potential drilling locations, including those without proved undeveloped reserves, represent a significant part of our growth strategy. Our ability to drill and develop these locations is subject to a number of uncertainties, including the availability of capital, seasonal conditions, regulatory approvals, oil and natural gas prices, costs and drilling results. Because of these uncertainties, we do not know if the numerous potential drilling locations we have will ever be drilled or if we will be able to produce oil or natural gas from these or any other potential drilling locations. As such, our actual drilling activities may materially differ from our current expectations, which could adversely affect our business.

We will not know conclusively prior to drilling whether oil or natural gas will be present in sufficient quantities to be economically viable.

We describe some of our current prospects and drilling locations and our plans to explore those prospects and drilling locations in our Annual Report on Form 10-K for the year ended December 31, 2009. A prospect is a property on which we have identified what our geoscientists believe, based on available seismic and geological information, to be indications of oil or natural gas. Our prospects and drilling locations are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well.

During 2009, we participated in drilling a total of 160 gross wells, of which four were identified as dry wells, while Arena participated in drilling a total of 182 gross wells, of which one was identified as a dry well. If we drill additional wells that we identify as dry wells in our current and future prospects, our drilling success rate may decline and materially harm our business. In summary, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Volatility in the capital markets could affect our ability to obtain capital, cause us to incur additional financing expense or affect the value of certain assets.

In recent periods, global financial markets and economic conditions have been disrupted and volatile due to multiple factors, including significant write-offs in the financial services sector and weak economic conditions. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial and/or operating strength. Due to this volatility, for many companies the cost of raising money in the debt and equity capital markets has been greater in recent periods than has historically been the case. Continued market volatility may from time to time adversely affect our ability to access capital and credit markets or to obtain funds at low interest rates or on other advantageous terms. These factors may adversely affect our business, results of operations or liquidity.

These factors may adversely affect the value of certain of our assets and our ability to draw on our senior credit facility. Adverse credit and capital market conditions may require us to impair the carrying value of assets associated with derivative contracts to account for non-performance by counterparties to those contracts. If financial institutions that have extended credit commitments to us are adversely affected by volatile conditions of the United States and international capital markets, they may become unable to fund borrowings under their credit commitments to us, which could have a material adverse effect on our financial condition and our ability to borrow additional funds, if needed, for working capital, capital expenditures and other corporate purposes.

Properties that we buy may not produce as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.

Our reviews of properties we acquire are inherently incomplete because an in-depth review of every individual property involved in each acquisition generally is not feasible. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with acquired properties, and such risks and liabilities could have a material adverse effect on our results of operations and financial condition.

The development of the proved undeveloped reserves in west Texas and other areas of operation may take longer and may require higher levels of capital expenditures than we currently anticipate.

Approximately 35.5% of the estimated proved reserves that we owned or had under lease in west Texas as of December 31, 2009 were proved undeveloped reserves and 37.3% of our total reserves were proved undeveloped reserves. Approximately 52% of the estimated proved reserves that Arena owned or had under lease in west Texas as of December 31, 2009 were proved undeveloped reserves. Development of these reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Therefore, ultimate recoveries from these fields may not match current expectations. Delays in the development of our reserves or increases in costs to drill and develop such reserves will reduce the present value of our estimated proved undeveloped reserves and future net revenues estimated for such reserves.

A significant portion of our operations are located in west Texas, making us vulnerable to risks associated with operating in one major geographic area.

As of December 31, 2009, approximately 69.7% of our proved reserves and 64.5% of our production and approximately 80% of Arena’s proved reserves and 86% of its production were located in the WTO and Permian Basin in west Texas. In addition, a substantial portion of our WTO natural gas contains a high concentration of CO2 and requires treating. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by transportation and treatment capacity constraints, curtailment of production or treatment plant closures for scheduled maintenance or unanticipated occurrences. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

Many of our prospects in the WTO may contain natural gas that is high in CO2 content, which can negatively affect our economics.

The reservoirs of many of our prospects in the WTO may contain natural gas that is high in CO2 content. The natural gas produced from these reservoirs must be treated for the removal of CO2 prior to marketing. If we cannot obtain sufficient capacity at treatment facilities for our natural gas with a high CO2 concentration, or if the cost to obtain such capacity significantly increases, we could be forced to delay production and development or experience increased production costs. We will not know the amount of CO2 we will encounter in any well until it is drilled. As a result, sometimes we encounter CO2 levels in our wells that are higher than expected. Since the treatment expenses are incurred on a Mcf basis, we will incur a higher effective treating cost per MMBtu of natural gas sold for natural gas with a higher CO2 content. As a result, high CO2 gas wells must produce at much higher rates than low CO 2 gas wells to be economic, especially in a low natural gas price environment.

Furthermore, when we treat the gas for the removal of CO2, some of the methane is used to run the treatment plant as fuel gas and other methane and heavier hydrocarbons, such as ethane, propane and butane, cannot be separated from the CO2 and is lost. This is known as plant shrink. Historically our plant shrink has been approximately 14% in the WTO. After giving effect to plant shrink, as many as 4 Mcf of high CO2 natural gas must be produced to sell one MMBtu of natural gas. We report our volumes of natural gas reserves and production net of CO2 volumes that are removed prior to sales.

All of our consolidated drilling and services revenues are derived from companies in the oil and gas industry.

Companies to which we provide drilling and related services are affected by the oil and gas industry risks mentioned above. Market prices of oil and natural gas, limited access to capital and reductions in capital expenditures could result in oil and gas companies canceling or curtailing their drilling programs, which could reduce the demand for our drilling and related services. Any prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and natural gas prices or otherwise, could impact our drilling and services segment by negatively affecting:

•	revenues, cash flow and profitability;

•	our ability to retain skilled rig personnel whom we would need in the event of an upturn in the demand for drilling and related services; and

•	the fair value of our rig fleet.

A significant decrease in natural gas production in our areas of operations, due to declines in production from existing wells, depressed commodity prices or otherwise, would adversely affect our ability to satisfy certain contractual obligations and revenues and cash flow from our midstream gas services segment.

In June 2009, we sold an entity, Piñon Gathering Company, LLC, referred to as PGC, holding our gathering and compression assets located in the Piñon Field, which is part of the WTO in Pecos County, Texas, to an unaffiliated third party. In conjunction with the sale, we entered into a gas gathering agreement pursuant to which we dedicated our Piñon Field acreage to PGC for gathering services for 20 years. During that period, we have minimum throughput and delivery obligations to PGC. In addition, we continue to construct and acquire our own gathering and compression assets in the Piñon Field. Most of the reserves supporting our contractual obligations to PGC and our own midstream assets are operated by our exploration and production segment. A material decrease in natural gas production in our areas of operation would result in a decline in the volume of natural gas delivered to PGC’s and our pipelines and facilities for gathering, transporting and treating. We have no control over many factors affecting production activity, including prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital. We are obligated to pay minimum fees under the gas gathering agreement with PGC if we do not satisfy the contractual throughput and delivery commitments to PGC, due, for example, to our failure to connect new wells to PGC’s gathering systems or when there is a decline in the amount of natural gas that we produce from the Piñon Field. In addition, if we fail to connect new wells to our own gathering systems, the amount of natural gas we gather, transport and treat will decline substantially over time and could, upon exhaustion of the current wells, cause us to abandon our gathering systems and, possibly cease gathering, transporting and treating operations.

Our use of 2-D and 3-D seismic data is subject to interpretation and may not accurately identify the presence of oil and natural gas. In addition, the use of such technology requires greater predrilling expenditures, which could adversely affect the results of our drilling operations.

A significant aspect of our exploration and development plan involves seismic data. Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are present in those structures. Other geologists and petroleum professionals, when studying the same seismic data, may have significantly different interpretations than our professionals.

In addition, the use of 2-D and 3-D seismic and other advanced technologies requires greater predrilling expenditures than traditional drilling strategies, and we could incur losses due to such expenditures. As a result, our drilling activities may not be geologically successful or economical, and our overall drilling success rate or our drilling success rate for activities in a particular area may not improve.

We may often gather 2-D and 3-D seismic data over large areas. Our interpretation of seismic data delineates for us those portions of an area that we believe are desirable for drilling. Therefore, we may choose not to acquire option or lease rights prior to acquiring seismic data, and in many cases, we may identify hydrocarbon indicators before seeking option or lease rights in the location. If we are not able to lease those locations on acceptable terms, we will have made substantial expenditures to acquire and analyze 2-D and 3-D data without having an opportunity to attempt to benefit from those expenditures.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our drilling and operating activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable if dry wells are drilled and if productive wells do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	unusual or unexpected geological formations and miscalculations;

•	pressures;

•	fires;

•	blowouts;

•	loss of drilling fluid circulation;

•	title problems;

•	facility or equipment malfunctions;

•	unexpected operational events;

•	shortages of skilled personnel;

•	shortages or delivery delays of equipment and services;

•	compliance with environmental and other regulatory requirements; and

•	adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and regulatory fines or penalties.

Insurance against all operational risks is not available to us. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. We could incur losses for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business activities, financial condition and results of operations.

Our development and exploration operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

The oil and gas industry is capital intensive. We make substantial capital expenditures in our business and operations for the exploration, development, production and acquisition of oil and natural gas reserves. Historically, we have financed capital expenditures primarily with proceeds from asset sales and from the sale of equity, debt and cash generated by operations. We will finance future capital expenditures with the sale of equity and debt securities, cash flow from operations, asset sales and current and new financing arrangements. Our cash flow from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the level of oil and natural gas we are able to produce from existing wells;

•	the prices at which oil and natural gas are sold; and

•	our ability to acquire, locate and produce new reserves.

If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. In order to fund capital expenditures, we may seek additional financing. Our senior credit facility and senior note indentures, however, contain covenants restricting our ability to incur additional indebtedness without the consent of the lenders. Our lenders may withhold this consent at their sole discretion.

Continuing disruptions in the global financial and capital markets also could adversely affect our ability to obtain debt or equity financing on favorable terms, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves.

The high cost or unavailability of drilling rigs, equipment, supplies, personnel and other oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment, supplies and personnel are substantially greater and their availability may be limited. Additionally, these services may not be available on commercially reasonable terms.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

Market conditions or a lack of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends, in substantial part, on the availability and capacity of gathering systems, pipelines and treating facilities. For example, in 2009 we experienced capacity limitations on high CO2 gas treating in the Piñon Field. Our failure to obtain such services on acceptable terms in the future or expand our midstream assets could have a material adverse effect on our business. We may be required to shut in wells for a lack of a market or because access to natural gas pipelines, gathering system capacity or treating facilities may be limited or unavailable. We would be unable to realize revenue from any shut-in wells until production arrangements were made to deliver the production to market.

The agreements governing our existing indebtedness have restrictions, financial covenants and borrowing base redeterminations, which could adversely affect our operations.

Our senior credit facility and the indentures governing our senior notes restrict our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations. We also are required to comply with certain financial covenants and ratios. Our ability to comply with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices decline, this could adversely affect our ability to meet covenants. Our failure to comply with any of the restrictions and covenants under the senior credit facility, senior notes or other debt financing could result in a default under those instruments, which could cause all of our existing indebtedness to be immediately due and payable.

Our senior credit facility limits the amounts we can borrow to a borrowing base amount. The borrowing base is subject to review semi-annually; however, the lenders reserve the right to have one additional re-determination of the borrowing base per calendar year. Unscheduled re-determinations may be made at our request, but are limited to two requests per year. Borrowing base determinations are based upon proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. Outstanding borrowings in excess of the borrowing base must be repaid immediately, or we must pledge other oil and natural gas properties as additional collateral. Because of this, we may not have the financial resources in the future to make any mandatory principal prepayments under the senior credit facility, which are required, for example, when the committed line of credit is exceeded, proceeds of asset sales in new oil and natural gas properties are not reinvested or indebtedness that is not permitted by the terms of the senior credit facility is incurred. If the indebtedness under our senior credit facility and senior notes were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Our derivative activities could result in financial losses and could reduce our earnings.

To achieve a more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we currently have, and may in the future, enter into derivative contracts for a portion of our oil and natural gas production, including collars, basis swaps and fixed-price swaps.

We have not and do not plan to designate any of our derivative contracts as hedges for accounting purposes and, as a result, record all derivative contracts on our balance sheet at fair value. Changes in the fair value of our derivative contracts are recognized in current period earnings. Accordingly, our earnings may fluctuate significantly as a result of changes in fair value of our derivative contracts. Derivative contracts also expose us to the risk of financial loss in some circumstances, including when:

•	production is less than expected;

•	the counterparty to the derivative contract defaults on its contract obligations; or

•	there is a change in the expected differential between the underlying price in the derivative contract and actual prices received.

In addition, these types of derivative contracts limit the benefit we would receive from increases in the prices for oil and natural gas.

Repercussions from terrorist activities or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts or other armed conflict involving the United States or its interests abroad may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If events of this nature occur and persist, the attendant political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on prevailing oil and natural gas prices and causing a reduction in our revenues. Oil and natural gas production facilities, transportation systems and storage facilities could be direct targets of terrorist attacks, and or operations could be adversely impacted if infrastructure integral to our operations is destroyed by such an attack. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

Competition in the oil and gas industry is intense, which may adversely affect our ability to succeed.

The oil and gas industry is intensely competitive, and we compete with companies that have greater resources than we do. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or identify, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Downturns in oil and natural gas prices can result in decreased oil field activity, which in turn can result in an oversupply of service providers and drilling rigs. This oversupply can result in severe reductions in prices received for oil field services or a complete lack of work for crews and equipment.

The Century Plant may not operate or perform as intended.

We have constructed a CO2 treatment plant in Pecos County, Texas (the “Century Plant”), and associated compression and pipeline facilities pursuant to an agreement with a subsidiary of Occidental Petroleum Corporation (“Occidental”). Upon start-up, the Century Plant will be owned and operated by Occidental for the purpose of separating and removing CO2 from natural gas delivered by us. Pursuant to a 30-year treating agreement executed simultaneously with the construction agreement, Occidental will remove CO2 from our delivered production volumes. There are significant risks associated with the operation and performance of a facility such as the Century Plant. In addition, there is no guarantee that we will be able to find, produce and deliver enough high CO2 gas to satisfy our delivery obligations or that the Century Plant will operate at its designed capacity or otherwise perform as anticipated.

Our integration of Arena will present significant challenges.

Our integration of the operations of Arena requires the dedication of management resources, which temporarily detracts attention from our day-to-day business. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating operations and systems and personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of our business, which could have an adverse effect on our revenues and operating results, at least in the near term. The failure to successfully integrate Arena or to successfully manage the challenges presented by the integration process may result in our inability to achieve the anticipated potential benefits of the merger.

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

We have in the past and may in the future acquire other companies or large asset packages. We may not realize the anticipated benefits of an acquisition and each acquisition has numerous risks. These risks include:

•	difficulty in assimilating the operations and personnel of the acquired company;

•	difficulty in maintaining controls, procedures and policies during the transition and integration;

•	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges;

•	difficulty integrating the acquired company’s accounting, management information, human resources and other administrative systems;

•	inability to retain key personnel of the acquired business;

•	inability to achieve the financial and strategic goals for the acquired and combined businesses;

•	inability to take advantage of anticipated tax benefits;

•	potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired business;

•

exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to, claims from terminated employees, customers, former stockholders or other third-parties;

•	potential inability to assert that internal controls over financial reporting are effective; and

•	potential incompatibility of business cultures.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

Our oil and natural gas exploration, production, transportation and treatment operations are subject to complex and stringent laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised, or if new laws and regulations become applicable to our operations. For instance, we may be unable to obtain all necessary permits, approvals and certificates for proposed projects. Alternatively, we may have to incur substantial expenditures to obtain, maintain or renew authorizations to conduct existing projects. If a project is unable to function as planned due to changing requirements or public opposition, we may suffer expensive delays, extended periods of non-operation or significant loss of value in a project. Such costs may have a negative effect on our business and results of operations.

Our business is subject to federal, state and local laws and regulations as interpreted and enforced by governmental agencies and other bodies vested with authority relating to the exploration for, and the development, production and transportation of, oil and natural gas. Failure to comply with such laws and regulations, as interpreted and enforced, could have a material adverse effect on us. For instance, the Minerals Management Service may suspend or terminate our operations on federal leases for failure to pay royalties or comply with safety and environmental regulations.

Our operations expose us to potentially substantial costs and liabilities with respect to environmental, health and safety matters.

We may incur substantial costs and liabilities as a result of environmental, health and safety requirements applicable to our oil and natural gas exploration, development, production, transportation, treatment, and other activities. These costs and liabilities could arise under a wide range of environmental, health and safety laws that cover, among other things, emissions into the air and water, habitat and endangered species protection, the containment and disposal of hazardous substances, oil field waste and other waste materials, the use of underground injection wells, and wetlands protection. These laws and regulations are complex, change frequently and have tended to become increasingly strict over time. Failure to comply with environmental, health and safety laws or regulations may result in assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs and liens and the issuance of orders enjoining or limiting our current or future operations. Compliance with these laws and regulations also increases the cost of our operations and may prevent or delay the commencement or continuance of a given operation. Specifically, we may incur increased expenditures in the future in order to maintain compliance with laws and regulations governing emissions of air pollutants from our natural gas treatment plants.

Certain environmental laws impose strict joint and several liability that may require us to pay for or incur the costs to remediate contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons, property or natural resources may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with such compliance could significantly and adversely affect our business, financial condition or results of operations.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Congress is currently considering legislation to require the disclosure of chemicals used by the oil and gas industry in the hydraulic fracturing process and impose additional regulatory burdens on our industry. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate natural gas production. Sponsors of bills currently pending before Congress have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. Proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, these bills, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

Climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs and reduced demand for the oil and natural gas that we produce.

Many countries as well as several states and regions of the United States have begun implementing legal measures to reduce emissions of greenhouse gases, including carbon dioxide and methane, a primary component of natural gas, in response to scientific studies suggesting that these gases may be contributing to the warming of the Earth’s atmosphere. In the United States, the Environmental Protection Agency, or EPA, announced findings in December 2009 that emissions of carbon dioxide, methane and other greenhouse gases endanger human health and the environment because emissions of such gases, according to the EPA, contribute to the warming of the Earth’s atmosphere and other climate changes. These findings by the EPA allow it to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. In September 2009, the EPA proposed two sets of regulations in anticipation of finalizing its findings. The proposed regulations would require a reduction in emissions of greenhouse gases from motor vehicles and also could require permits for emitting greenhouse gases from stationary sources. In addition, on September 22, 2009, the EPA issued a final rule requiring annual reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States, beginning in 2011 for emissions occurring in 2010. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, our equipment and operations could require us to incur costs to reduce emissions of greenhouse gases associated with our operations or could adversely affect demand for the oil and natural gas we produce.

In addition, Congress is currently considering and President Obama has expressed support for legislation to restrict or regulate emissions of greenhouse gases. Legislation may include a cap-and-trade system, whereby the EPA would issue a capped and steadily declining number of tradable emissions allowances to certain major sources of greenhouse gas emissions so that such sources could continue to emit greenhouse gases, or a carbon tax. The net effect of any federal laws or implementing regulations that may be adopted to reduce greenhouse gas emissions could require us to incur increased operating costs and could adversely affect demand for the oil and natural gas that we produce.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

President Obama’s Proposed Fiscal Year 2011 Budget included proposed legislation that would, if enacted into law, make significant changes to United States tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could negatively affect our financial condition and results of operations.

New derivatives legislation and regulation could adversely affect our ability to hedge risks associated with our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act creates a new regulatory framework for oversight of derivatives transactions by the Commodity Futures Trading Commission (the “CFTC”) and the SEC. Among other things, the Dodd-Frank Act subjects certain swap participants to new capital, margin and business conduct standards. In addition, the Dodd-Frank Act contemplates that where appropriate in light of outstanding exposures, trading liquidity and other factors, swaps (broadly defined to include most hedging instruments other than futures) will be required to be cleared through a registered clearing facility and traded on a designated exchange or swap execution facility. There are some exceptions to these requirements for entities that use swaps to hedge or mitigate commercial risk. While SandRidge may qualify for one or more of such exceptions, the scope of these exceptions is uncertain and will be further defined through rulemaking proceedings at the CFTC and SEC in the coming months. Further, although we may qualify for exceptions, our derivatives counterparties may be subject to new capital, margin and business conduct requirements imposed as a result of the new legislation, which may increase our transaction costs or make it more difficult for us to enter into hedging transactions on favorable terms. Our inability to enter into hedging transactions on favorable terms, or at all, could increase our operating expenses and put us at increased exposure to risks of adverse changes in oil and natural gas prices, which could adversely affect the predictability of cash flows from sales of oil and natural gas.

The Dodd-Frank Act also expands the CFTC’s power to impose position limits on specific categories of swaps (excluding swaps entered into for bona fide hedging purposes), and establishes a new Energy and Environmental Markets Advisory Committee to make recommendations to the CFTC regarding matters of concern to exchanges, firms, end users and regulators with respect to energy and environmental markets.

Additionally, in January 2010, the CFTC proposed rules to establish position limits on derivatives that reference major energy commodities, including oil and natural gas. The proposed all-months-combined position limits would be 10% of the first 25,000 contracts of open interest and 2.5% of open interest beyond 25,000 contracts. Although the current version of the CFTC’s proposal includes an exemption for bona fide hedges relating to inventory or anticipatory purchases or sales of the commodity, the CFTC is evaluating whether position limits should be applied consistently across all markets and participants.

If we fail to maintain an adequate system of internal control over financial reporting, it could adversely affect our ability to accurately report our results.

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in our internal control over financial reporting that results in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent material fraud. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including future compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective controls, or difficulties encountered in their implementation, including those related to acquired businesses, or other effective improvement of our internal controls could harm our operating results. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.

Risks Relating to the Exchange Offer

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not validly tender your old notes, you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Old notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer of sell any old notes you own following the exchange offer except under an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the liquidity of the market for any old notes could be adversely affected.

You may not receive new notes in the exchange offer if the procedures for the exchange offer are not followed.

We will issue the new notes in exchange for your old notes only if you tender the old notes and deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s Automated Tender Offer Program, which binds holders of the old notes to the terms of the letter of transmittal and consent, and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf.

We may repurchase any old notes that are not tendered in the exchange offer on terms that are more favorable to the holders of the old notes than the terms of the exchange offer.

Although we do not currently intend to do so, we may, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of this exchange offer. We also reserve the right to repurchase any existing notes not tendered. If we decide to repurchase old notes on terms that are more favorable than the terms of the exchange offer, those holders who decide not to participate in the exchange offer could be better off than those who participate in the exchange offer.

Risks Relating to the New Notes

We may incur substantial additional indebtedness, including debt ranking equal to the new notes.

Subject to the restrictions in the indenture governing the new notes and in other instruments governing our other outstanding debt (including our senior credit facility), we and our subsidiaries may be able to incur substantial additional debt in the future. Although the indenture governing the new notes and the instruments governing certain of our other outstanding debt contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and debt incurred in compliance with these restrictions could be substantial. To the extent new debt is added to our current debt levels, the substantial leverage-related risks described above would increase.

If we or any of our subsidiaries that is a guarantor of the new notes incur any additional debt that ranks equally with the new notes (or with the guarantee thereof), including trade payables, the holders of that debt will be entitled to share ratably with noteholders in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or such guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the new notes in connection with such a distribution.

We may not be able to generate sufficient cash to service all of our indebtedness, including the new notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the new notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the new notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the new notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior credit facility, existing indentures and the indenture governing the new notes offered for exchange hereby restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on the new notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the new notes and the guarantors’ obligations under their guarantees of the new notes will be unsecured, but our obligations under our senior credit facility and each guarantor’s obligations under its guarantee of our senior credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly-owned subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders under our senior credit facility could foreclose on the pledged assets to the exclusion of holders of the new notes, even if an event of default exists under the indenture governing the new notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor in a transaction permitted under the terms of the indenture governing the new notes, then such guarantor will be released from its guarantee of the new notes automatically and immediately upon such sale. In any such event, because the new notes are not secured by any of such assets or by the equity interests in any such guarantor, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.

As of June 30, 2010 we had $186.0 million outstanding under our senior credit facility, which has a borrowing base of $850.0 million. Please see “Description of Other Indebtedness.” As of June 30, 2010, we had approximately $2.6 billion of other outstanding secured long-term debt in addition to amounts outstanding on the senior credit facility. Subject to the limits set forth in the indenture, we may also incur additional secured debt.

Our ability to repay our debt, including the new notes, is affected by the cash flow generated by our subsidiaries.

Our subsidiaries own some of our assets and conduct some of our operations. Accordingly, repayment of our indebtedness, including the new notes, will be dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors, our subsidiaries will not have any obligation to pay amounts due on the new notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the new notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the new notes limits the ability of our subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the new notes.

Claims of new noteholders will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the new notes.

We conduct some of our operations through our subsidiaries and our Grey Ranch joint venture, an entity in which we have a 50% equity investment, the results of which are consolidated with our results. Certain of our immaterial domestic subsidiaries and our Grey Ranch joint venture do not guarantee the old notes and will not guarantee the new notes. Subject to certain limitations, the indenture governing the new notes permits us to form or acquire additional subsidiaries that are not guarantors of the new notes and to permit such non-guarantor subsidiaries to acquire additional assets and incur additional indebtedness. Noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries or our Grey Ranch joint venture, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the new notes and other claims against us or the guarantors.

For the six months ended June 30, 2010, our non-guarantor subsidiaries and our Grey Ranch joint venture accounted for approximately $14.7 million, or 3.7%, of our revenues over this period. As of June 30, 2010, our non-guarantor subsidiaries and our Grey Ranch joint venture accounted for approximately $112.0 million, or 3.4%, of our consolidated total assets and approximately $28.3 million, or 0.9%, of our total liabilities, in each case after giving effect to intercompany eliminations. The indenture governing the new notes permits these subsidiaries and our Grey Ranch joint venture to incur certain additional debt and does not limit their ability to incur other liabilities that are not considered indebtedness under the Indenture.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior credit facility and the indenture governing the new notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility and the indenture governing the new notes. In the event of such default,

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the new notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we may be required to offer to repurchase all outstanding new notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the new notes will be our available cash or cash generated from our operations or the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the new notes upon a change of control because we may not have sufficient financial resources to purchase all of the new notes that are tendered upon a change of control. Our failure to repurchase the new notes upon a change of control would cause a default under the indenture governing the new notes and could lead to a cross default under our senior credit facility.

Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the new notes and the guarantees.

Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to avoid all or a portion of the obligations of the guarantors pursuant to their guarantees of the new notes, or to subordinate a guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantees. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, the new notes or guarantees could be voided as a fraudulent transfer or conveyance if: (1) we or any of the guarantors, as applicable, issued the new notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors; or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the new notes or incurring the guarantees and, in the case of (2) only, one of the following is also true:

•

we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the new notes or the incurrence of the guarantees or subsequently become insolvent for other reasons;

•	the issuance of the new notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

An active trading market for the new notes may not develop.

There is no existing market for the old notes. The new notes will not be listed on any securities exchange. There can be no assurance that a trading market for the new notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the price at which you will be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the new notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the new notes;

•	outstanding amount of the new notes;

•	the terms related to optional redemption of the new notes; and

•	level, direction and volatility of market interest rates generally.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the issuance of the old notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount. We will cancel and retire all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

We received net proceeds of approximately $432.8 million, after deducting the initial purchasers’ discounts and our expenses, from the December 16, 2009 private placement of the old notes. Proceeds received in the private placement were used to finance a portion of the cash consideration payable in connection with the acquisition of oil and natural gas properties in the Permian Basin from Forest.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed our ratio of earnings to fixed charges for the six months ended June 30, 2010 and 2009 and for each of our fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005. The computation of earnings to fixed charges is set forth on Exhibit 12.1 to the registration statement of which this prospectus forms a part.

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges and (b) fixed charges represents interest expensed and capitalized, amortization of financing costs and required dividends on preference securities.

You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the period ended June 30, 2010, which are incorporated by reference in this prospectus.

	Six months ended June 30,			Twelve months ended December 31,
	2010	2009		2009		2008		2007	2006	2005
Consolidated Ratio of Earnings to Fixed Charges	1.7	(a	)	(a	)	(a	)	1.6	2.0	6.0

(a)	Due to our loss for the six month period ended June 30, 2009 and for the years ended December 31, 2009 and 2008, the ratio of earnings to fixed charges was less than 1:1 for these periods. We would have needed to generate additional earnings of $1,247.9 million, $1,785.1 million and $1,480.9 million to achieve a ratio of 1:1 for the six month period ended June 30, 2009 and for the years ended December 31, 2009 and 2008, respectively.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of June 30, 2010:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the July 16, 2010 closing of the acquisition of Arena, pursuant to which we issued approximately 190 million shares of common stock and paid approximately $178.0 million in cash as consideration. In connection with approving the merger with Arena, our stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of capital stock to 850 million and the number of authorized shares of common stock to 800 million.

You should read the following table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus. The as adjusted information may not reflect our cash, debt and capitalization in the future.

	As of June 30, 2010
	Actual	As Adjusted
	(in thousands, except per share amounts)
Cash and cash equivalents	$2,083	$44,074

Long term debt, including current maturities:
Revolving credit facility	186,000	363,946
Other secured long term debt	28,373	28,373
Senior Floating Rate Notes Due 2014	350,000	350,000
8.625% Senior Notes Due 2015	650,000	650,000
9.875% Senior Notes Due 2016, net	351,842	351,842
8.0% Senior Notes Due 2018	750,000	750,000
8.750% Senior Notes Due 2020, net	442,818	442,818

Total Debt	2,759,033	2,936,979

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000 shares authorized:
8.5% Convertible perpetual preferred stock—2,650 issued and outstanding; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock—2,000 issued and outstanding; aggregate liquidation preference of $200,000	2	2
Common stock, $0.001 par value, 400,000 shares authorized; 212,836 issued and 210,600 outstanding (actual); 800,000 shares authorized; 403,116 issued and 400,880 outstanding (as adjusted)	204	394
Additional paid-in capital	2,978,252	4,228,909
Treasury stock, at cost	(28,726)	(28,726)
Accumulated deficit	(3,079,210)	(2,643,705)

Total SandRidge Energy, Inc. stockholders’ (deficit) equity	(129,475)	1,556,877

Noncontrolling interest	10,937	10,937
Total capitalization	$2,640,495	$4,504,793

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below is our selected historical consolidated financial data for each of the six-month periods ended June 30, 2010 and 2009 and for each of the five years in the period ended December 31, 2009. The selected financial data as of June 30, 2010 and for the six-month periods ended June 30, 2010 and 2009 is derived from unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, which is incorporated by reference in this prospectus and, in the opinion of management, such data includes all adjustments necessary for a fair statement of the results for the applicable interim period. The selected financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived from audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus. The selected financial data as of June 30, 2009 and December 31, 2007, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 is derived from financial information not incorporated by reference in this prospectus. The selected historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto, each of which is incorporated by reference in this prospectus from our 2009 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2010. The historical results presented are not necessarily indicative of future results.

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(in thousands, except per share data)
Statement of Operations Data:
Revenues	$393,434	$293,112	$591,044	$1,181,814	$677,452	$388,242	$287,693
Expenses:
Production	106,281	87,325	169,285	159,004	106,192	35,149	16,195
Production taxes	10,242	2,084	4,010	30,594	19,557	4,654	3,158
Drilling and services	8,233	10,716	30,899	26,186	44,211	98,436	52,122
Midstream marketing	45,285	42,821	78,684	186,655	94,253	115,076	141,372
Depreciation and depletion—oil and natural gas	106,597	94,443	176,027	290,917	173,568	26,321	9,313
Depreciation, depletion and amortization—other	24,123	26,760	50,865	70,448	53,541	29,305	14,893
Impairment	—	1,304,418	1,707,150	1,867,497	—	—	—
General and administrative	65,539	52,117	100,256	109,372	61,780	55,634	11,908
(Gain) loss on derivative contracts	(181,573)	(187,655)	(147,527)	(211,439)	(60,732)	(12,291)	4,132
Loss (gain) on sale of assets	84	26,350	26,419	(9,273)	(1,777)	(1,023)	547

Total operating expenses	184,811	1,459,379	2,196,068	2,519,961	490,593	351,261	253,640

Income (loss) from operations	208,623	(1,166,267)	(1,605,024)	(1,338,147)	186,859	36,981	34,053

Other income (expense):
Interest income	167	199	375	3,569	4,694	991	206
Interest expense	(126,348)	(83,167)	(185,691)	(147,027)	(117,185)	(16,904)	(5,277)
Income (loss) from equity investments	—	434	1,020	1,398	4,372	967	(384)
Other income, net	706	1,243	7,272	1,454	729	118	—

Total other (expense) income	(125,475)	(81,291)	(177,024)	(140,606)	(107,390)	(14,828)	(5,455)

Income (loss) before income taxes	83,148	(1,247,558)	(1,782,048)	(1,478,753)	79,469	22,153	28,598
Income tax expense (benefit)	162	(1,534)	(8,716)	(38,328)	29,524	6,236	9,968

Income (loss) from continuing operations	82,986	(1,246,024)	(1,773,332)	(1,440,425)	49,945	15,917	18,630
Income from discontinued operations, net of tax	—	—	—	—	—	—	229

Net income (loss)	82,986	(1,246,024)	(1,773,332)	(1,440,425)	49,945	15,917	18,859
Less: net income (loss) attributable to noncontrolling interest	2,234	7	2,258	855	(276)	296	737

Net income (loss) attributable to SandRidge Energy, Inc.	80,752	(1,246,031)	(1,775,590)	(1,441,280)	50,221	15,621	18,122
Preferred stock dividends and accretion	17,263	—	8,813	16,232	39,888	3,967	—

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$63,489	$(1,246,031)	$(1,784,403)	$(1,457,512)	$10,333	$11,654	$18,122

	Historical
	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(In thousands except per share data)
Earnings Per Share Information:
Basic
Income (loss) from continuing operations	$0.38	$(7.38)	$(10.15)	$(9.26)	$0.46	$0.21	$0.31
Income from discontinued operations, net of income tax	—	—	—	—	—	—	0.01
Preferred stock dividends	(0.08)	—	(0.05)	(0.10)	(0.37)	(0.05)	—

Income (loss) per share available (applicable) to common stockholders	$0.30	$(7.38)	$(10.20)	$(9.36)	$0.09	$0.16	$0.32
Weighted average number of SandRidge Energy., Inc. common shares outstanding (1):
Basic	209,153	168,767	175,005	155,619	108,828	73,727	56,559
Diluted	210,022	168,767	175,005	155,619	110,041	74,664	56,737

	As of June 30,		As of December 31,
	2010	2009	2009	2008	2007	2006	2005
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,083	$621	$7,861	$636	$63,135	$38,948	$45,731
Property, plant and equipment, net	$2,783,773	$1,920,902	$2,433,643	$3,175,559	$3,337,410	$2,134,718	$337,881
Total assets	$3,128,663	$2,364,316	$2,780,317	$3,655,058	$3,630,566	$2,388,384	$458,683
Long-term debt	$2,759,033	$2,161,995	$2,578,938	$2,375,316	$1,067,649	$1,066,831	$43,133
Redeemable convertible preferred stock (2)	$—	$—	$—	$—	$450,715	$439,643	$—
Total stockholders’ (deficit) equity	$(118,538)	$(91,794)	$(195,905)	$793,551	$1,771,563	$654,910	$297,179
Total liabilities and stockholders’ equity	$3,128,663	$2,364,316	$2,780,317	$3,655,058	$3,630,566	$2,388,384	$458,683

(1)	The number of shares has been adjusted to reflect a 281.562-to-1 stock split in December 2005.
(2)	On May 7, 2008, we converted all of our then outstanding redeemable convertible preferred stock into shares of common stock.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On December 16, 2009, we completed the issuance and sale of the old notes in an unregistered private placement to a group of investment banks that served as the initial purchasers. Following the sale, the initial purchasers then resold the old notes pursuant an offering memorandum dated December 9, 2009 to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless the offer and sale thereof are registered under the Securities Act or are exempt from or not subject to registration under the Securities Act and applicable state securities laws.

As part of the private placement, we and the guarantors entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we and the guarantors agreed to file the registration statement of which this prospectus forms a part relating to our offer to exchange the old notes for new notes in an offering registered under the Securities Act. We and the guarantors also agreed to:

•

file with the SEC an exchange offer registration statement with respect to a registered offer to exchange the old notes for new notes under the indenture in the same aggregate principal amount as and with terms that shall be identical in all respects to the old notes (but which will not contain terms with respect to payment of additional interest or transfer restrictions, as described below);

•	use commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	use commercially reasonable best efforts to consummate the exchange offer by December 16, 2010.

We and the guarantors also agreed to keep the exchange offer registration statement effective for not less than 30 calendar days after the date on which notice of the exchange offer is mailed to the holders of the old notes.

In the event that:

•	we and the guarantors are not required to file an exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

•	for any reason, we do not consummate the exchange offer by December 16, 2010; or

•	any holder of old notes notifies us following the consummation of the exchange offer that:

•	it is prohibited by applicable law or SEC policy from participating in the exchange offer;

•

it cannot resell the new notes it acquires in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resale by that holder; or

•	it is a broker-dealer and holds old notes acquired directly from us or one of our affiliates.

then, upon such holder’s request, we will be required to file a shelf registration statement with the SEC to provide for resales of all old notes. In that case, we and the guarantors will be required to (a) file a shelf registration statement as promptly as practicable and, in any event, on or prior to the 30th calendar day after a shelf registration statement filing obligation arises, (b) use commercially reasonable best efforts to cause the shelf registration statement to become effective on or before the 120th calendar day after the date on which the filing obligation arose, and (c) maintain the effectiveness of the registration statement until the earlier of two years after the effective date or the date when all of the notes covered by the registration statement have been sold pursuant to such registration statement.

We will pay additional interest on the notes if one of the following “registration defaults” occurs:

•	we do not consummate the exchange offer by December 16, 2010;

•	if required, the shelf registration statement is not filed or declared effective when required; or

•

the exchange offer registration statement or shelf registration statement is declared effective, but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days.

If one of these registration defaults occurs, we will be required to pay liquidated damages in the form of additional interest on the old notes in an amount equal to 0.25% per year from the date of such registration default to the first 90-day period after such date. The amount of additional interest will increase by an additional 0.25% per year for each subsequent 90-day period during which such registration default continues, up to a maximum of 0.50% per year. Following the cure of any registration default, additional interest will cease to accrue and the interest rate on the notes will revert to 8.750%; provided, however, that if a subsequent registration default occurs, additional interest may again begin to accrue.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., Eastern time, on the expiration date of the exchange offer. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum amount of old notes being tendered for exchange.

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that:

•	we will register the new notes under the Securities Act and, therefore, these notes will not bear legends restricting their transfer; and

•

specified rights under the registration rights agreement, including the provisions providing for registration rights and payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

The new notes will evidence the same indebtedness as the old notes. The new notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $450,000,000 in aggregate principal amount of the old notes are outstanding. Old notes that are accepted for exchange will be retired and cancelled and not reissued.

In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers (as defined in Rule 144A under the Securities Act) and those sold to non-U.S. persons in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described in “Book-entry settlement and clearance,” we will issue the new notes in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act, the rules and regulations of the SEC and state securities laws.

We will be deemed to have accepted for exchange validly tendered old notes when we have given oral or written notice of such acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, except to the extent indicated by the instructions to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “The Exchange Offer—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Old notes not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture, but holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. After completion of the exchange offer holders of old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration, Extension and Amendment

The exchange offer will expire at 5:00 p.m., Eastern time, on                     , 2010, unless, in our sole discretion, we extend it. If we so extend the expiration date, the term “expiration date” will mean the latest date and time to which we extend the exchange offer.

We reserve the right, in our sole discretion:

•	to delay accepting any old notes;

•	to extend the exchange offer;

•	to terminate the exchange offer if, in our sole judgment, any of the conditions described below are not satisfied; or

•	to amend the terms of the exchange offer in any manner.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will promptly give oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a matter that we determine constitutes a material change, or if we waive a material condition or if any other material change occurs in the information contained herein, we will promptly disclose the amendment, waiver or other material change in a manner reasonably calculated to inform the holders of the old notes of the amendment, waiver or other material change and we will extend the exchange offer to the extent required by law or by SEC rules and regulations.

Without limiting the manner in which we may choose to make a public announcement of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

Registration conditions. Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, consummation of the exchange offer is subject to the following registration conditions, which we cannot waive:

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

•	no stop order suspending the effectiveness of the registration statement will have been issued; and

•	no proceedings for that purpose will have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC.

General conditions. Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

•	the exchange offer, or the making of any exchange by a holder, violates, in our reasonable judgment, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer that, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	we have not obtained any governmental approval that we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

The conditions listed under “General conditions” are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time prior to the expiration of the exchange offer, except for waivers of government approvals which we may make after the expiration of the exchange offer. A failure on our part to exercise any of the above rights will not constitute a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our sole discretion that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders;

•	extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

•	waive unsatisfied conditions listed under “General conditions” above and accept all validly tendered old notes which have not been withdrawn.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

•	to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must validly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and validly tender. Therefore, you should allow sufficient time to ensure timely delivery of your old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to validly tender your old notes. We have the right to waive any defects. We are not, however, required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. The exchange agent and DTC have confirmed that the old notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of such exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant has received and agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. You will, however, be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the old notes.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. We will not consider a tender of old notes to have been validly made until any defect or irregularity has been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange offer.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., Eastern time, on the expiration date of such exchange offer:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept tendered old notes for exchange or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Valid Tender

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive pursuant to the exchange offer will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

•

if you are a broker-dealer and will receive new notes for your own account in exchange for old notes, you acquired such old notes as a result of market-making activities or other trading activities and you acknowledge that you will deliver a prospectus in connection with any resale of the new notes.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., Eastern time, on the expiration date of the exchange offer (including any extensions thereof). In addition, if not previously returned, you may withdraw any old notes tendered in the exchange offer, if not previously accepted by us for exchange, after                     , 2010.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent”; or

•	for DTC participants, holders must comply with DTC’s standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

•	be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal, and our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act;

•	the holders are not engaged in and do not intend to engage in the distribution of the new notes; and

•	the holders are not broker-dealers who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above requirements.

Any holder who is an affiliate of ours or who intends to participate in an exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender its old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of new notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in an exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association

By Facsimile for Eligible Institutions:	By Registered and Certified Mail:	Confirm by Telephone:
612-667-6282	Wells Fargo Bank, NA	800-344-5128
Attention: Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121
PO Box 1517
Minneapolis, MN 55480

By Regular Mail or Overnight Courier:
Wells Fargo Bank, NA
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

In person by hand only:
Wells Fargo Bank, NA
12th Floor—Northstar East Building
Corporate Trust Operations
608 Second Avenue South
Minneapolis, MN 55480

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes for new notes under the exchange offer, the old notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “—Fees and Expenses.”

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire any untendered old notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF THE NOTES

In this Description of Notes, the term “Company” refers only to SandRidge Energy, Inc., and any successor obligor on the notes, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.”

We issued the old notes, and will issue the new notes, under an indenture, dated as of December 16, 2009 (the “Indenture”), among us, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes and the old notes will be identical in all respects, except that the new notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by specified dates. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the new notes.

The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you and we therefore urge you to read the Indenture in its entirety. The Indenture was filed with the SEC on December 22, 2009, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated by reference into this prospectus. A copy of the Indenture may be obtained as described in the sections of this prospectus entitled “Incorporation by Reference” and “Where to Find Additional Information.”

Basic Terms of the New Notes

The new notes:

•

will be senior unsecured unsubordinated obligations of the Company, ranking equally in right of payment with all existing and future unsubordinated obligations of the Company, having an aggregate principal amount of $450,000,000;

•	will be treated as a single class with the old notes for all purposes of the Indenture, and will vote together as one class on all matters with respect to the notes;

•	will mature on January 15, 2020;

•

will bear interest at the rate of 8.750% per annum, payable semiannually on each January 15 and July 15 to holders of record of new notes at the close of business on the January 1 or July 1 immediately preceding the interest payment date; and

•	will be guaranteed on a senior unsecured basis by the Company’s existing material subsidiaries and by certain future subsidiaries.

Additional Notes

Subject to the covenants described below, the Company may issue Additional Notes under the Indenture having the same terms in all respects as the notes, except that interest may accrue on such Additional Notes from their date of issuance. The new notes and any Additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes.

Optional Redemption

Except as described below, the notes are not redeemable at the option of the Company.

Prior to January 15, 2015, the Company will be entitled at its option to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to the registered address of each holder of the notes, not less than 30 nor more than 60 days prior to the redemption date.

At any time and from time to time on or after January 15, 2015, the Company may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period indicated below.

12-Month Period Commencing	Percentage
January 15, 2015	104.375%
January 15, 2016	102.917%
January 15, 2017	101.458%
January 15, 2018 and thereafter	100.000%

If fewer than all of the notes are being redeemed, the Trustee will select the notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any Note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

In addition, at any time and from time to time prior to January 15, 2013, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 108.750% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes.

Guarantees

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Guarantors (each such guarantee, a “Note Guarantee”). If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary) after the date of the Indenture, the new Restricted Subsidiary must provide a Note Guarantee.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantors obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a

Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors–Risks Related to the New Notes–Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the new notes and the guarantees.”

The Note Guarantee of a Guarantor will terminate upon

(1) a sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of consolidation or merger) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the Indenture,

(2) a sale or other disposition of all or substantially all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the Indenture,

(3) if the Note Guarantee was required pursuant to the terms of the Indenture, the cessation of the circumstances requiring the Note Guarantee,

(4) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or

(5) defeasance or discharge of the Notes, as provided in “Description of the Notes–Defeasance and Discharge.”

Ranking

The payment of the principal of, premium, if any, and interest on the new notes and the payment of any Note Guarantee will rank equally in right of payment to all existing and future senior indebtedness of the Company or the relevant Guarantor, as the case may be, including the obligations of the Company and such Guarantor under the Senior Credit Facility.

The notes and the Note Guarantees will be effectively subordinated in right of payment to all of the Company’s and each Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such secured indebtedness. Although the Indenture will contain limitations on the amount of additional Indebtedness that the Company, the Guarantors and the Company’s Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See “Description of the Notes–Certain Covenants–Limitation on Indebtedness and Disqualified Stock.”

The Company conducts some of its operations through its subsidiaries, and certain of its immaterial subsidiaries have not guaranteed the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of the Company (other than the Guarantors). As of June 30, 2010, the total liabilities of the Company’s subsidiaries (other than the Guarantors) and our Grey Ranch joint venture were approximately $28.3 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and Disqualified Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock under the Indenture. See “Description of the Notes–Certain Covenants–Limitation on Indebtedness and Disqualified Stock.”

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness and Disqualified Stock. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.25:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1) Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the greater of (x) $1,750,000,000 and (y) 30.0% of Adjusted Consolidated Net Tangible Assets;

(2) Indebtedness of (i) the Company pursuant to the notes (other than Additional Notes) and (ii) any Guarantor pursuant to a Note Guarantee of the notes (including Additional Notes);

(3) Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof (other than pursuant to a Credit Facility) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) Guarantees by the Company or any Guarantor of any Indebtedness of the Company or any of the Guarantors which is permitted to be incurred under the Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary that represents:

(A) obligations pursuant to Interest Rate Agreements entered into in the ordinary course of business with respect to Indebtedness permitted by the Indenture;

(B) obligations under currency exchange contracts entered into in the ordinary course of business; and

(C) obligations pursuant to hedging arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) entered into in the ordinary course of business for the purpose of protecting, on a net basis, against price risks, basis risks, or other risks encountered in the Oil and Gas Business;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to Sale Leaseback Transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (7) (together with the aggregate principal amount of any Permitted Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (7)) not to exceed $100,000,000 outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Guarantor in connection with

(A) one or more standby letters of credit issued for the account of the Company or a Guarantor in the ordinary course of business and

(B) other letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(9) Indebtedness of the Company or any Restricted Subsidiary with respect to obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(10) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(11) Permitted Refinancing Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) and clause (2), (3), (7), (11) or (12) of paragraph (b) of this covenant;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in clause (3) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company”;

(13) Indebtedness of the Company or any Restricted Subsidiary with respect to any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

(14) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $40,000,000 outstanding at any one time in the aggregate.

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion may classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that any Indebtedness under the Senior Credit Facility which was in existence on the Prior Issue Date (after giving effect to the application of the net proceeds from the Prior Notes) shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) of this covenant rather than paragraph (a) of this covenant.

(d) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e) Accrual of interest, accretion of principal or liquidation preference (or similar amount) in respect of Preferred Stock or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(f) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable in shares of the Company’s Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock;

(iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a payment on, or a purchase, redemption, defeasance, retirement or other acquisition of such Subordinated Indebtedness within one year of its final maturity;

(iv) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (A) to the Company or any of its Wholly Owned Restricted Subsidiaries or any Guarantor or (B) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of the Capital Stock of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined in paragraph (b) of this covenant), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless:

(A) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of the covenant described under “—Limitation on Indebtedness and Disqualified Stock;” and

(C) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after March 22, 2007 (including all Designation Amounts) does not exceed the sum of:

(1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning April 1, 2007 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(2) the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after March 22, 2007 by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clauses (2) and (3) of paragraph (b) of this covenant, and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(3) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(4) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after March 22, 2007, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(5) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after March 22, 2007, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and

(b) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(6) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) The foregoing provisions shall not prohibit the following actions (each of clauses (1) through (11) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, and such payment shall be deemed to have been paid on such date of declaration;

(2) the purchase, defeasance, redemption, or other acquisition or retirement for value of any Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash

(other than to a Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock shall be excluded from clause (C)(2) above;

(3) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (C)(2) above;

(4) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of the covenants set forth in “—Repurchase of Notes upon a Change of Control” or “—Limitation on Asset Sales,” as the case may be and repurchased all notes tendered for purchase in connection with the Offer to Purchase;

(6) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any such purchase, redemption, defeasance or other acquisition or retirement of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such purchases, redemptions, defeasances or other retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2,000,000 per fiscal year;

(7) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $2,000,000 outstanding at any one time, the proceeds of which are used solely (A) to purchase Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (7);

(8) payments of dividends on (i) the Series A Preferred Stock outstanding on March 22, 2007, together with any additional Series A Preferred Stock issued after March 22, 2007 pursuant to warrants issued and outstanding on March 22, 2007, in an amount in any fiscal year not to exceed the dividend rate required under the terms thereof as set forth in the Certificate of Designations with respect to such Series A Preferred Stock on March 22, 2007, (ii) the Company’s 8.5% Convertible Perpetual Preferred Stock outstanding on the Issue Date in an amount not to exceed the dividend rate contemplated by the Certificate of Designations with respect to such shares as of the Issue Date or (iii) the Fairfax Convertible Perpetual Preferred Stock;

(9) payments to dissenting stockholders of the Company (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture;

(10) payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (A) a merger or consolidation of the Company with or into such Person or a Subsidiary of such Person, or (B) a merger of a Subsidiary of such Person into the Company; and

(11) Restricted Payments not exceeding $25,000,000 in the aggregate since March 22, 2007.

(c) Not later than the date of making any Restricted Payment (other than any Restricted Payment permitted pursuant to clauses (2) through (11) of paragraph (b) of this covenant), the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

Limitation on Liens. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date hereof or acquired after the date hereof, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, unless the notes (or a Note Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

(b) Notwithstanding the foregoing, any Lien securing the notes or a Note Guarantee granted pursuant to clause (a) above shall be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien,

(ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or

(iii) with respect to any Lien securing a Note Guarantee, the release of such Note Guarantee in accordance with the terms of the Indenture.

Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction; provided, that the Company or any of its Restricted Subsidiaries may enter into a Sale Leaseback Transaction if:

(a) the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described under “—Limitation on Indebtedness and Disqualified Stock”;

(b) the gross cash proceeds of such Sale Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale Leaseback Transaction; and

(c) the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with the covenant described under “—Limitation on Asset Sales.”

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii) make loans or advances to the Company or any other Restricted Subsidiary or

(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, clause (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1) any agreement (including the Senior Credit Facility) in effect on the Issue Date;

(2) any agreement or instrument with respect to a Person that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes (or became) a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) any agreement or instrument governing any Acquired Debt or other agreement of any Person or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture;

(4) any applicable law or any requirement of any regulatory body;

(5) the security documents evidencing any Liens securing obligations or Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens; provided that such Liens are permitted to be incurred under the covenant described under “—Limitation on Liens”;

(6) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property, provided, however, that such encumbrances or restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the Indenture;

(7) asset sale agreements with respect to asset sales permitted to be made under the covenant described under “—Limitation on Asset Sales” that limit the transfer of such assets pending the closing of such sale;

(8) shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided, however, that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided, further, however, that such encumbrances and restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the Indenture;

(9) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(10) any other Credit Facility governing debt of the Company or any Guarantor, permitted to be incurred by the covenant described under “—Limitation on Indebtedness and Disqualified Stock”; provided, however, that such encumbrances or restrictions are not (in the view of the Board of Directors of the Company as expressed in a board resolution thereof) materially more restrictive, taken as a whole, than those contained in the Senior Credit Facility;

(11) customary restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments; and

(12) the Indenture, or any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

Guarantees by Restricted Subsidiaries. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary (excluding (i) any Foreign Subsidiary and (ii) any Immaterial Subsidiary) by the Company or any Restricted Subsidiary, then such new Restricted Subsidiary will provide a Note Guarantee within 20 days after its formation or acquisition.

(b) A Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture, and deliver an Opinion of Counsel to the Trustee in accordance with the Indenture.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

Repurchase of Notes upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

(b) The Company will not be required to make an Offer to Purchase pursuant to paragraph (a) of this covenant if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in paragraph (a) of this covenant and the other requirements contained in the Indenture (including those described in the following paragraphs) applicable to an Offer to Purchase made by the Company and purchases all notes validly tendered and not withdrawn pursuant to such Offer to Purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The Company has agreed in the Indenture that it will timely repay debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the Indenture. Notwithstanding this agreement of the Company, it is important to note that future debt of the Company may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

Further, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors–Risks Related to the New Notes–We may not be able to repurchase the new notes upon a change of control.”

The phrase “all or substantially all,” as used with respect to the assets of the Company in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Company has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the aggregate consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Prior Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps), the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes) or liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor’s Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, or, solely in the case of any Asset Sale of Midstream Assets, Permitted MLP Securities.

(b) The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to

(1) repay any Indebtedness of the Company or any Restricted Subsidiaries other than Subordinated Indebtedness; or

(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business.

(c) Excess Proceeds of less than $20,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $20,000,000, the Company must, within 7 Business Days, make an Offer to Purchase Notes having a principal amount equal to

(1) accumulated Excess Proceeds, multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all Pari Passu

Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. Any Offer to Purchase Notes pursuant to this paragraph (c) shall be made ratably to the holders of the notes on the basis of the principal amount of the notes then outstanding. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company,

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $20,000,000,

(i) the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

(ii) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(3) with respect to any transaction or series of related transactions involving aggregate value in excess of $40,000,000, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this covenant shall not apply to:

(1) employee benefit arrangements with any officer or director of the Company, including under any employment agreement, stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business,

(2) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate,

(3) any Permitted Investments, Restricted Payments or Permitted Payments made in compliance with the covenant described under “—Limitation on Restricted Payments,”

(4) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company,

(5) in the case of contracts for purchase of drilling equipment or sale of oil field service supplies or natural gas or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the Company,

(6) any customary agreements with stockholders of the Company providing for preemptive, voting, tag-along and similar rights to certain stockholders of the Company, provided that such agreements are approved in advance by a majority of the Disinterested Directors, and

(7) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on such date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date.

Line of Business. Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any line or lines of business activity other than that which is an Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) (A) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary, or

(B) the Designation Amount is less than $1,000;

(3) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(4) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Note Guarantee; and

(5) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments.”

(b) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(1) provide credit support for, Guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), provided, however, that the provisions of this clause (1) of this paragraph (b) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture, or

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(c) For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

(d) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(3) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Limitation on Indebtedness and Disqualified Stock.”

(e) All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and holders of notes within the time periods specified in those sections with

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, and any such information and reports so filed with the SEC shall be deemed to have been provided to holders pursuant to paragraph (a) of this covenant. The Company will make the information and reports referred to in clauses (1) and (2) above available to securities analysts and prospective investors upon request, to the extent such information and reports have not been filed with the SEC.

(c) If the Company had any Unrestricted Subsidiaries during the relevant period, the Company will provide to the Trustee and the holders of notes information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries, to the extent such information has not been filed with the SEC.

(d) For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

The Indenture further provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of the Company or a Guarantor:

Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Company will be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplement to the Indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the Indenture and the notes) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Surviving Entity expressly assumes, by executing a supplement to the Indenture, all the obligations of the Company under the Indenture and the notes;

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) (A) could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the covenant described under “—Limitation on Indebtedness and Disqualified Stock” or (B) would have a Consolidated Fixed Charge Coverage Ratio not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(4) unless the Company is the continuing obligor under the Indenture, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have confirmed, by executing a supplement to the Indenture, that its Note Guarantee shall apply to the Surviving Entity’s obligations under the Indenture and the notes;

(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under “—Limitation on Liens” are complied with; and

(6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and any supplement to the Indenture executed and delivered in connection therewith comply with the terms of the Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes, and the Company shall be discharged from all obligations and covenants under the Indenture and the notes.

(c) Notwithstanding the foregoing, the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

Consolidation, Merger or Sale of Assets by a Guarantor. (a) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Guarantor or the Company will be the continuing Person in the case of a merger involving the Guarantor or (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) expressly assumes, by executing a supplement to the Indenture, all the obligations of such Guarantor under its Note Guarantee;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and any supplement to the Indenture executed and delivered in connection therewith comply with the Indenture;

provided, however, that paragraph (a) of this covenant shall not apply to any Guarantor whose Note Guarantee is terminated in accordance with the Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Guarantor is not the Surviving Guarantor Entity, the Surviving Guarantor Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture, and such Guarantor shall be discharged from all obligations and covenants under the Indenture and the Note Guarantee.

(c) Notwithstanding the foregoing, any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction to realize tax or other benefits.

Default and Remedies

Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in the payment of the principal of any note when the same becomes due and payable at Stated Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenants described under “—Certain Covenants—Repurchase of Notes Upon a Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” or the Company or any Guarantor fails to comply with “—Consolidation, Merger or Sale of Assets”;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the notes and the default or breach continues for a period of 60 consecutive days after written notice (or 180 consecutive days after written notice in the case of a Default relating to the covenant “—Certain Covenants—Financial Reports”) to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any Indebtedness of the Company, any Guarantor or any other Significant Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness (including any scheduled installment of principal with respect to such Indebtedness) being due and payable prior to its Stated Maturity or (ii) failure to make a principal, premium (if any) or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which is to give the holder of such Indebtedness the right to accelerate such Indebtedness;

(6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $50,000,000 (determined net of any amounts covered by insurance policies by insurers believed by the Company in good faith to be credit-worthy), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7) the Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law with respect to it, or makes an assignment for the benefit of its creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(8) the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.

Consequences of an Event of Default. (a) If an Event of Default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by such holders), may, and the Trustee at the request of such holders shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

(b) The holders of a majority in aggregate principal amount of the outstanding notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

A holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the notes, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture or the notes, unless:

(1) the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holder. The Company, the Guarantors and the Trustee may amend or supplement the Indenture or the notes without notice to or the consent of any noteholder

(1) to cure any ambiguity, defect or inconsistency in the Indenture or the notes;

(2) to comply with the covenants described in “—Certain Covenants—Consolidation, Merger or Sale of Assets”;

(3) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the Indenture;

(7) to provide for or confirm the issuance of Additional Notes;

(8) to conform the text of the Indenture or the notes to any provision set forth in the “Description of Notes” section of this prospectus to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture or the notes; or

(9) to make any other change that does not materially and adversely affect the rights of any holder.

Amendments With Consent of Holders. (a) Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), the Company, the Guarantors and the Trustee may amend, modify or supplement the Indenture and the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes and the holders of a majority in aggregate principal amount of the outstanding notes may waive future compliance by the Company with any provision of the Indenture or the notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment, modification, supplement or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the optional redemption of any note or change the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the notes required for amendments or waivers,

(8) modify or change any provision of the Indenture affecting the ranking of the notes or any Note Guarantee in a manner adverse to the holders of the notes or

(9) make any change in any Note Guarantee that would adversely affect the noteholders.

It is not necessary for noteholders to approve the particular form of any proposed amendment, modification, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver, amendment or modification of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend or modify such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver, amendment or modification.

Defeasance and Discharge

The Company may discharge its obligations under the notes and the Indenture by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within sixty days, subject to meeting certain other conditions.

The Company may also elect to

(1) discharge most of its obligations in respect of the notes and the Indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the Trustee (“legal defeasance”) or

(2) discharge its obligations under most of the covenants and under clauses (3)—(4) of paragraph (a) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company” (and the events listed in clauses (3), (4), (5), (6) and (9) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to final Stated Maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. Legal defeasance of the notes would be effective when 91 days have passed since the date of the deposit in trust.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Concerning the Trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, is a lender under the Company’s senior credit facility.

Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it is offered reasonable security or indemnity against any loss, liability or expense.

The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Form, Denomination and Registration of Notes

The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

The Trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

No service charge will be imposed in connection with any transfer or exchange of any note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The Indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Additional Interest” means additional interest owed to the holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under the indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(i) the sum of

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by an independent petroleum engineer, plus

(b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed), minus (ii) the sum of

(a) minority interests, plus

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited Consolidated financial statements, plus

(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), plus

(d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Treasury Rate” means, with respect to any redemption date, the sum of (a) the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to January 15, 2015; provided, however, that if the period from the redemption date to January 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, plus

(b) 0.50%.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of the Voting Stock of such specified Person (or any of such specified Person’s direct or indirect parent’s Voting Stock); or (3) any other Person owning 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means at any redemption date, the greater of (i) 1.00% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such notes on January 15, 2015 (such redemption price being described in the second paragraph under “—Optional redemption”) exclusive of any accrued interest, plus (2) all required remaining scheduled interest payments due on such note through January 15, 2015, (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation, Production Payments and Reserve Sales or a Sale Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include:

(A) any transfer of properties and assets (including any Capital Stock of a Restricted Subsidiary) that is governed by “—Consolidation, Merger or Sale of Assets,”

(B) any transfer of properties and assets that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the Indenture,

(C) any transfer of properties and assets that would be within the definition of a “Permitted Payment,” a “Permitted Investment” or a “Restricted Payment” and, in the latter case, would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under the covenant described in “—Certain Covenants—Limitation on Restricted Payments,”

(D) the transfer of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E) the abandonment, assignment (including any assignments made pursuant to the Well Participation Program), lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in the ordinary course of business in a manner that is customary in the Oil and Gas Business,

(F) the transfer of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business,

(G) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the Property that is subject thereto,

(H) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I) the creation or incurrence of any Lien,

(J) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(K) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves or

(L) any transfer of assets the Fair Market Value of which in the aggregate does not exceed $5,000,000 in any transaction or series of related transactions.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with

GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close, or are in fact closed, in New York City or in the city where the Corporate Trust Office of the Trustee is located.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities or other Indebtedness convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500,000,000 that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P or at least “P-1” by Moody’s,

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition,

(5) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $1,000,000 in the aggregate at any one time and

(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Ward Group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such

Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the Company consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving Person which is not Disqualified Stock and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of “—Consolidation, Merger or Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act then the body performing such duties at such time.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a) without duplication, the sum of Consolidated Net Income, and in each case to the extent deducted in computing such Consolidated Net Income for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period, less (to the extent included in determining Consolidated Net Income) the sum of (a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) without duplication, the sum of Consolidated Interest Expense for such period, in each case after giving pro forma effect to, without duplication,

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Person and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period as determined, on a Consolidated basis, in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation,

(1) amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(2) the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(5) accrued interest, minus

(b) to the extent included in (a) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, plus

(c) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries plus

(d) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(e) dividend payments by the Person with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends paid solely in Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).

“Consolidated Net Income” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (including, without limitation, dispositions pursuant to Sale Leaseback Transactions, but excluding transactions such as farmouts, sales of leasehold inventory and sales of undivided interests in drilling prospects),

(5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(6) any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(7) any cumulative effect of a change in accounting principles,

(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

(9) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of the Derivatives and Hedging Topic of the FASB Accounting Standards Codification), and

(10) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted

Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period but including, without limitation, any non-cash charge arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards).

“Consolidation” and “Consolidated” mean, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any time the corporate trust business in relation to the Indenture and the notes is administered, which office at the date of this exchange offer memorandum is located at 201 Main Street, 3rd Floor, Fort Worth, Texas 76102-5489, Attention: Corporate Trust Services.

“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facility), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Designation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Designation Amount” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company or any Subsidiary) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means (i) the Series A Preferred Stock and (ii) any other Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar” and “$” mean lawful money of the United States.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means a public or private offering, of Capital Stock (other than Disqualified Stock) of the Company.

“Event of Default” has the meaning assigned to such term in “—Default and Remedies.”

“Excess Proceeds” means any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Asset Sales” within 365 days from the date of such Asset Sale.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Notes” has the meaning assigned to such term in “—Exchange Offer; Registration Rights.”

“Exchange Offer” means an offer by the Company to the holders of the Initial Notes or any Initial Additional Notes to exchange outstanding notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning assigned to such term in “—Exchange Offer; Registration Rights.”

“Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in or assets used or useful in the Oil and Gas Business, received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other such properties or assets.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $25,000,000 shall be determined by the Board of Directors of the Company acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors.

“Fairfax Convertible Perpetual Preferred Stock” means the 2,000,000 shares of the Company’s 6.0% Convertible Perpetual Preferred Stock to be issued to Fairfax Financial Holdings Limited pursuant to the 6.0% Convertible Perpetual Preferred Stock Purchase Agreement dated November 30, 2009.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under a Credit Facility.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantors” means, collectively, (i) SandRidge Onshore, LLC, Lariat Services, Inc., SandRidge Operating Company, Integra Energy, L.L.C., SandRidge Exploration and Production, LLC, SandRidge Tertiary, LLC, SandRidge Midstream, Inc., SandRidge Offshore, LLC and SandRidge Holdings, Inc., and (ii) each Restricted Subsidiary that executes a supplemental indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to the Indenture, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the Indenture.

“Immaterial Subsidiary” means any Subsidiary with total assets of less than $500,000, as determined in accordance with its latest financial statements.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable,

(4) all obligations under or in respect of currency exchange contracts, oil, gas or other hydrocarbon price hedging arrangements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5) all Capital Lease Obligations of such Person,

(6) the Attributable Indebtedness of such Person related to any Sale Leaseback Transaction,

(7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8) all Guaranteed Debt of such Person,

(9) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(10) all Preferred Stock of any Restricted Subsidiary of the Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(11) with respect to any Production Payment and Reserve Sale, any warranties or guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale and

(12) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (11) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock or Preferred Stock. Subject to clause (11) of the preceding sentence, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the notes issued on the Issue Date and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company and the Guarantors relating to the sale of the notes by the Company.

“Interest,” in respect of the notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including Guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means the earliest date on which any notes are originally issued under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Material Change” means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the discounted future net revenues from proved oil and gas reserves have been estimated or confirmed by independent petroleum engineers and (ii) any dispositions of properties and assets during such quarter that were disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales.”

“Midstream Assets” means (i) assets used primarily for gathering, transmission, storage, processing or treatment of natural gas, natural gas liquids or other hydrocarbons or carbon dioxide and (ii) equity interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Available Cash” from an Asset Sale or Sale Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (iii) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale Leaseback Transaction and (iv) except to the extent subsequently converted to cash within 360 days after such Asset Sale or Sale Leaseback Transaction; consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale Leaseback Transaction,

(b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale Leaseback Transaction and

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale Leaseback Transaction;

provided, however, that if any consideration for an Asset Sale or Sale Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to in “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or

Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either (a) were created in connection with the acquisition or financing of the property and were incurred within 90 days after the acquisition of the property subject thereto, or (b) constitute Asset Sales made in compliance with the covenant described under “Certain Covenants—Limitation on Asset Sales”; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or Note Guarantee, as the case may be.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties.

“Permitted Debt” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

“Permitted Investments” mean:

(1) Investments in the Company or any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) and (6) of the definition of “Permitted Debt”;

(3) Investments in the notes;

(4) Cash Equivalents;

(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7) Investments in existence on the Issue Date;

(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary);

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2,000,000;

(11) any Investments received in good faith in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(12) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $25,000,000 and (y) 5.0% of Adjusted Consolidated Net Tangible Assets; and

(13) Guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, the value of such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Liens” means

(1) any Lien existing on the Issue Date securing Indebtedness or obligations existing on the Issue Date and not otherwise referred to in this definition;

(2) any Lien with respect to the Senior Credit Facility (including with respect to any Guarantee thereof made by any Guarantor) or any successor Credit Facilities securing Indebtedness incurred thereunder that could be borrowed under the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(3) any Lien in favor of the Company or a Restricted Subsidiary;

(4) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(H) normal depository arrangements with banks;

(5) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of ) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(6) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(7) any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (8) of the definition of Permitted Debt, so long as none of such Indebtedness constitutes debt for borrowed money;

(8) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with clause (7) of the definition of Permitted Debt and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property commencing within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(9) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10)(A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(11) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money by the Company or any Restricted Subsidiary;

(12) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (11) so long as no additional collateral is granted as security thereby; and

(13) in addition to the items referred to in clauses (1) through (12) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed 5.0% of Adjusted Consolidated Net Tangible Assets as most recently determined at such time.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, provided that such master limited partnership (or other entity) is an Affiliate of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace (“refinance”) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3) if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary, as applicable, that is the obligor on the Indebtedness refinanced.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Prior Issue Date” means May 20, 2008, the date of the issue of the Prior Notes.

“Prior Notes” means the Company’s $750,000,000 principal amount of its 8% Senior Notes due 2018.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary which are purchased or constructed by the Company or such Restricted Subsidiary at any time after the Issue Date; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of “Liens”),

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or the applicable Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired subject to the last sentence of the above definition of “Liens”).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for notes registered under the Securities Act.

“Restricted Payment” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

“Revocation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any real property or equipment, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933.

“Senior Credit Facility” means that certain Credit Agreement dated as of November 21, 2006, as amended, among the Company (f/k/a Riata Energy, Inc.), Bank of America, N.A. and the other lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company issued pursuant to the Certificate of Designations filed on December 11, 2006.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as the case may be.

“Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding Capital Stock or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Surviving Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Surviving Guarantor Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Trade Accounts Payable” of any Person means accounts payable or other obligations of that Person or any Restricted Subsidiary to trade creditors created or assumed by the Person or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary thereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may Guarantee the notes or any Credit Facility.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Ward Group” means (i) Tom L. Ward (“Ward”); (ii) Ward’s wife; (iii) any of Ward’s lineal descendants; (iv) Ward’s estate; (v) any trust of which at least one of the trustees is Ward, or the principal beneficiaries of which are any one or more of the Persons in (i)-(iv); (vi) any Person which is controlled by any one or more of the Persons in (i)-(v); and (vii) any group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Issue Date) that includes one or more of Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Well Participation Program” means that certain Well Participation Program effective as of June 8, 2006 by and among the Company and certain executive officers of the Company, as in effect on the Issue Date.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

We have up to $1.75 billion committed under a senior secured senior credit facility with a group of banks, including affiliates of certain of the initial purchasers of the old notes, which is administered by Bank of America, N.A., as administrative agent. Borrowings and letter of credit obligations on the senior credit facility are limited to a periodically determined borrowing base, which as of the date of this prospectus is $850.0 million. As of June 30, 2010, we had $186.0 million outstanding indebtedness under our senior credit facility and outstanding letters of credit of approximately $25.4 million under our senior credit facility. The senior credit facility matures on April 15, 2014 (however, if we have not refinanced the 2014 Notes (as defined below) by December 31, 2013, the senior credit facility will mature on January 31, 2014) and is available to be drawn on subject to limitations based on its terms and certain financial covenants as described below.

The obligations under the senior credit facility are guaranteed by certain of our subsidiaries and are secured by first priority liens on all shares of capital stock of each of our material present and future subsidiaries; all of our intercompany debt; and substantially all of our assets, including proved natural gas and crude oil reserves representing at least 80% of the discounted present value (as defined in the senior credit facility) of proved oil and natural gas reserves reviewed in determining the borrowing base for the senior credit facility.

The senior credit facility contains various covenants that limit our ability and that of certain of our subsidiaries to grant certain liens; make certain loans and investments; pay dividends, make distributions; redeem stock; redeem or prepay certain debt; merge or consolidate with or into a third party; or engage in certain asset dispositions, including a sale of all or substantially all of our assets. Additionally, the senior credit facility limits our ability and that of certain of our subsidiaries to incur additional indebtedness with certain exceptions, including under the senior notes.

The senior credit facility also contains financial covenants, including maintenance of agreed upon levels for the (i) ratio of total funded debt to EBITDAX (as defined in the senior credit facility), which may not exceed 4.5:1.0 (4.25:1.0 effective June 30, 2011 and 4.0:1.0 effective June 30, 2012) at each quarter end calculated using the last four completed fiscal quarters and (iii) current ratio, which must be at least 1.0:1.0. In the current ratio calculation, as defined in the senior credit facility, any amounts available to be drawn under the senior credit facility are included in current assets, and unrealized assets and liabilities resulting from mark-to-market adjustments on our derivative contracts are disregarded. As of June 30, 2010, we were in compliance with all of the financial covenants under the senior credit facility.

The borrowing base is subject to review semi-annually; however, the lenders reserve the right to have one additional redetermination of the borrowing base per calendar year. Unscheduled redeterminations may be made at our request, but are limited to two requests per year. The borrowing base is determined based on proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. In the event we incur indebtedness, the borrowing base shall automatically be reduced by 30% of the principal amount of such additional indebtedness.

At our election, interest under the senior credit facility is determined by reference to (a) the British Bankers Association London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 2.00% and 3.00% per annum or (b) the ‘base rate,’ which is the higher of (i) the federal funds rate plus 0.5%, (ii) the prime rate published by Bank of America or (iii) the Eurodollar rate (as defined in the senior credit facility) plus 1.00% per annum, plus, in each case under scenario (b), an applicable margin between 1.00% and 2.00% per annum. Interest is payable quarterly for base rate loans and at the applicable maturity date for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest is paid at the end of each three-month period. The average annual interest rates paid on amounts outstanding under the senior credit facility were 2.65% and 2.52% for the three and six-month periods ended June 30, 2010, respectively.

Outstanding Senior Notes

In May 2009, we issued $365.5 million of unsecured 9.875% Senior Notes due 2016 (the “2016 Notes”). The notes bear interest at a fixed rate of 9.875% per annum, payable semi-annually, with the principal due on May 15, 2016. The notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices. The 2016 Notes are jointly and severally, unconditionally guaranteed on an unsecured basis by all of our wholly owned subsidiaries, except certain minor subsidiaries.

In May 2008, we issued $750.0 million of unsecured 8.0% Senior Notes due 2018 (the “2018 Notes”). The notes bear interest at a fixed rate of 8.0% per annum, payable semi-annually, with the principal due on June 1, 2018. The notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices. The 2018 Notes are jointly and severally, unconditionally guaranteed on an unsecured basis by all of our wholly owned subsidiaries, except certain minor subsidiaries.

On March 28, 2008, we commenced an offer to exchange the $1.0 billion in outstanding senior term loans for senior unsecured notes with registration rights, as required by the terms of the senior term loans. Pursuant to this offer, on May 1, 2008, we issued $650.0 million of Senior Notes due 2015 (the “2015 Notes”) in exchange for an equal outstanding principal amount of fixed rate term loans and $350.0 million of Senior Floating Rate Notes due 2014 (the “2014 Notes”) in exchange for an equal outstanding principal amount of variable rate term loans. The newly issued senior notes have terms that are substantially identical to those of the exchanged senior term loans, except that the senior notes were issued with registration rights.

The 2015 Notes bear interest at a fixed rate of 8.625% with principal due on April 1, 2015. Interest accruing prior to April 1, 2011 may be paid, at our option, either entirely in cash or entirely with the issuance of additional 2015 Notes. If we elect to pay the interest due during any period in additional 2015 Notes, the interest rate increases to 9.375% during such period. On or after April 1, 2011, the 2015 Notes may be redeemed by us in whole or in part at specified redemption prices.

The 2014 Notes become due on April 1, 2014. The 2014 Notes bore interest at the rate of 6.3225% per annum until June 30, 2008, and thereafter at a rate determined each quarter equal to the 3 month LIBOR rate plus 3.625%. The Company has entered into two $350.0 million notional interest rate swap agreements to fix the variable interest rate on the Senior Floating Rate Notes through April 1, 2013. The first interest rate swap agreement fixes the rate on the Senior Floating Rate Notes at an annual rate of 6.26% through April 1, 2011. The second interest rate swap agreement fixes the rate on the Senior Floating Rate Notes at an annual rate of 6.69% for the period from April 1, 2011 to April 1, 2013. The 2014 Notes may be redeemed by us in whole or in part at specified redemption prices.

Debt covenants under the 2016 Notes, 2014 Notes, the 2015 Notes and the 2018 Notes include financial covenants similar to those of the notes and include limitations on the incurrence of indebtedness, payment of dividends, asset sales, certain asset purchases, transactions with related parties and consolidation or merger agreements. The 2016 Notes, 2014 Notes, the 2015 Notes and the 2018 Notes are also subject to a covenant to offer to purchase all of such notes at a price of 101% of par in the event of certain change of control events similar to those applicable to the notes.

The 2016 Notes, 2014 Notes, the 2015 Notes and the 2018 Notes are guaranteed by the Guarantors of the notes.

Other Secured Long-Term Indebtedness

We have financed a portion of our drilling rig fleet and related oil field services equipment through notes with a major financial institution. At June 30, 2010, the aggregate outstanding balance of these notes was $10.9 million bearing annual fixed interest rates ranging from 7.84% to 8.67%. The notes have a final maturity date of December 1, 2011, require aggregate monthly installments for principal and interest in the amount of $0.6 million and are secured by the equipment. The notes have a prepayment penalty (currently ranging from 0.5% to 1%) that is triggered if we repay the notes prior to maturity. These notes are secured with priority liens on the rig fleet and related assets.

On December 15, 2007, we entered into a $20.0 million note payable. The note is fully secured by one of the buildings and a parking garage located on the property that we purchased in downtown Oklahoma City, Oklahoma in July 2007 to serve as our corporate headquarters. The mortgage bears interest at 6.08% per annum, and matures on November 15, 2022. Payments of principal and interest in the amount of approximately $0.5 million are due on a quarterly basis through the maturity date.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Global Notes

The new notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

Beneficial interests in one global note may generally be exchanged for interests in another global note. Depending on the global note to which the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the indenture. A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purposes, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Certificated Notes

Notes in certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of the exchange offer that may be relevant to you. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations thereunder, and administrative rulings and judicial decisions as of the date of this prospectus. These authorities are subject to differing interpretations and may be changed, possibly with retroactive effect, resulting in U.S. federal income tax consequences that are different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service, or the IRS, or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary assumes that the old notes and the new notes are or will be held as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are subject to special tax rules, including, without limitation:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks, insurance companies or other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax-exempt organizations;

•	regulated investment companies;

•	holders subject to the alternative minimum tax;

•	persons holding notes as part of a straddle transaction, hedging transaction, conversion transaction or other risk reduction transaction; or

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

For purposes of this summary, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax law purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Tax Consequences of Participation in the Exchange Offer

The exchange by any holder of an old note for a new note under the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. The new notes are substantially identical in kind and extent to the old notes and, as a result, your exchange of old notes for new notes will not constitute a taxable disposition of the old notes for U.S. federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the new notes will generally include the holding period for the old notes so exchanged, and your adjusted tax basis in the new notes will generally be the same as your adjusted tax basis in the old notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that we will make available this prospectus, as amended or supplemented, to any broker-dealer for use in connection with resales for a period ending on the earlier of 180 days after the date on which the registration statement is declared effective and the date on which broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities.

We are conducting the exchange offer to satisfy our obligations under the registration rights agreement entered into in connection with the private placement of the old notes, and we will not receive any proceeds from the issuance of the new notes pursuant to the terms of the exchange offer, or from the subsequent sale of the new notes by any holder thereof. Broker-dealers may sell new notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an underwriter within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers. We will also indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including any liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees will be passed upon for us by Covington & Burling LLP, Washington, D.C. Certain legal matters relating to Texas law will be passed upon for us by Philip T. Warman, Senior Vice President, General Counsel and Secretary of the Company. Mr. Warman is paid a salary by us, is a participant in our equity compensation plans and owns shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our proved reserves of oil and natural gas that are incorporated by reference herein were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., DeGolyer and MacNaughton and Lee Keeling and Associates, Inc., independent petroleum engineers. These estimates are referred to or incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officer

Article VI of the Amended and Restated Bylaws of the Registrant provides for indemnification of officers, directors and employees of the Registrant to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article Nine of the Certificate of Incorporation of the Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

The above discussion of the Registrant’s Certificate of Incorporation and Amended and Restated Bylaws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by the Registrant’s Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, referred to as the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description	Incorporated by Reference to Exhibit No.	File Number
4.1	Indenture dated as of December 16, 2009 among SandRidge Energy, Inc., the Guarantors party hereto, and Wells Fargo Bank, National Association, as Trustee	4.1 to Form 8-K filed on December 22, 2009	001-33784

4.2	Registration Rights Agreement dated as of December 16, 2009 among SandRidge Energy, Inc., the Guarantors, and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets Corporation, as representatives of the Initial Purchasers	4.2 to Form 8-K filed on December 22, 2009	001-33784

5.1	Opinion of Covington & Burling LLP	*

5.2	Opinion of Philip T. Warman, Esq.	*

12.1	Computation of Ratio of Earnings to Fixed Charges	*

21.1	Subsidiaries of SandRidge Energy, Inc.	21.1 to Registration Statement on Form S-1 filed on January 30, 2008	333-148956

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors for the Registrant	*

23.2	Consent of Hansen, Barnett & Maxwell, P.C., independent auditors for Arena Resources, Inc.	*

23.3	Consent of Netherland, Sewell & Associates, Inc.	*

23.4	Consent of DeGolyer and MacNaughton	*

23.5	Consent of Lee Keeling and Associates, Inc.	*

23.6	Consent of Covington & Burling LLP	(contained in Exhibit 5.1)

23.7	Consent of Philip T. Warman, Esq.	(contained in Exhibit 5.2)

24.1	Powers of Attorney	(included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, on Form T-1, relating to the 8.750% Senior Notes due 2020.	*

99.1	Form of Letter of Transmittal and Consent	*

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees	*

99.3	Form of Letter to Clients	*

99.4	Form of Tax Guidelines	*

*	Filed herewith.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable or the required information is presented in the consolidated financial statements or notes thereto.

Item 22.	Undertakings

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned Registrants hereby undertakes:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned Registrants hereby undertakes:

(1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 17, 2010.

SANDRIDGE ENERGY, INC.

By:	/s/ TOM L. WARD
	Name:	Tom L. Ward
	Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom L. Ward, Philip T. Warman and Justin P. Byrne, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TOM L. WARD Tom L. Ward	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 17, 2010

/s/ DIRK M. VAN DOREN Dirk M. Van Doren	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	September 17, 2010

/s/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President of Accounting (Principal Accounting Officer)	September 17, 2010

/s/ DAN JORDAN Dan Jordan	Director	September 17, 2010

/s/ BILL GILLILAND Bill Gilliland	Director	September 17, 2010

Signature	Title	Date

/s/ ROY T. OLIVER, JR. Roy T. Oliver, Jr.	Director	September 17, 2010

/s/ EVERETT R. DOBSON Everett R. Dobson	Director	September 17, 2010

/s/ D. DWIGHT SCOTT D. Dwight Scott	Director	September 17, 2010

/s/ JEFF SEROTA Jeff Serota	Director	September 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma, in the State of Oklahoma on September 17, 2010.

SANDRIDGE ONSHORE, LLC
LARIAT SERVICES, INC.
SANDRIDGE OPERATING COMPANY
INTEGRA ENERGY, L.L.C.
SANDRIDGE EXPLORATION AND PRODUCTION, LLC
SANDRIDGE TERTIARY, LLC
SANDRIDGE MIDSTREAM, INC.
SANDRIDGE OFFSHORE, LLC
SANDRIDGE HOLDINGS, INC.

By:	/S/ TOM L. WARD
	Name:	Tom L. Ward
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom L. Ward, Philip T. Warman and Justin P. Byrne, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TOM L. WARD Tom L. Ward	President, Chief Executive Officer and Sole Director* (Principal Executive Officer)	September 17, 2010

/s/ DIRK M. VAN DOREN Dirk M. Van Doren	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	September 17, 2010

/s/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President of Accounting (Principal Accounting Officer)	September 17, 2010

*	Tom L. Ward serves as sole director of SandRidge Holdings, Inc., SandRidge Operating Company, Lariat Services, Inc., and SandRidge Midstream, Inc. Mr. Ward also serves as (i) Chief Executive Officer of SandRidge Holdings, Inc., the sole member of SandRidge Offshore, LLC, SandRidge Exploration and Production, LLC, and SandRidge Onshore, LLC, (ii) Chief Executive Officer of SandRidge Operating Company, the sole member of Integra Energy, L.L.C., and (iii) President, Chief Executive Officer and Chairman of the Board of SandRidge Energy, Inc., the sole member of SandRidge Tertiary, LLC.

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference to Exhibit No.	File Number
4.1	Indenture dated as of December 16, 2009 among SandRidge Energy, Inc., the Guarantors party hereto, and Wells Fargo Bank, National Association, as Trustee	4.1 to Form 8-K filed on December 22, 2009	001-33784

4.2	Registration Rights Agreement dated as of December 16, 2009 among SandRidge Energy, Inc., the Guarantors, and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets Corporation, as representatives of the Initial Purchasers	4.2 to Form 8-K filed on December 22, 2009	001-33784

5.1	Opinion of Covington & Burling LLP	*

5.2	Opinion of Philip T. Warman, Esq.	*

12.1	Computation of Ratio of Earnings to Fixed Charges	*

21.1	Subsidiaries of SandRidge Energy, Inc.	21.1 to Registration Statement on Form S-1 filed on January 30, 2008	333-148956

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors for the Registrant	*

23.2	Consent of Hansen, Barnett & Maxwell, P.C., independent auditors for Arena Resources, Inc.	*

23.3	Consent of Netherland, Sewell & Associates, Inc.	*

23.4	Consent of DeGolyer and MacNaughton	*

23.5	Consent of Lee Keeling and Associates, Inc.	*

23.6	Consent of Covington & Burling LLP	(contained in Exhibit 5.1)

23.7	Consent of Philip T. Warman, Esq.	(contained in Exhibit 5.2)

24.1	Powers of Attorney	(included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, on Form T-1, relating to the 8.750% Senior Notes due 2020	*

99.1	Form of Letter of Transmittal and Consent	*

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees	*

99.3	Form of Letter to Clients	*

99.4	Form of Tax Guidelines	*

*	Filed herewith